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                                                                   EXHIBIT 10.10




                        HOTEL MASTER MANAGEMENT AGREEMENT

                                 BY AND BETWEEN

                            ASHFORD TRS CORPORATION,
                             A DELAWARE CORPORATION

                                       AND

                     REMINGTON LODGING & HOSPITALITY, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP



Hotel Master Management Agreement
Ashford TRS Corporation

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITION OF TERMS.....................................................................................1
   1.01     Definition of Terms...................................................................................1

ARTICLE II TERM OF AGREEMENT.....................................................................................11
   2.01     Term.................................................................................................11
   2.02     Actions to be Taken upon Termination.................................................................12
   2.03     Early Termination Rights; Liquidated Damages.........................................................13
   2.04     Substitution of Initial Hotel........................................................................17

ARTICLE III PREMISES.............................................................................................17

ARTICLE IV APPOINTMENT OF MANAGER................................................................................17
   4.01     Appointment..........................................................................................17
   4.02     Delegation of Authority..............................................................................17
   4.03     Contracts, Equipment Leases and Other Agreements.....................................................18
   4.04     Alcoholic Beverage/Liquor Licensing Requirements.....................................................18

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................18
   5.01     Lessee Representations...............................................................................18
   5.02     Manager Representations..............................................................................19

ARTICLE VI OPERATION.............................................................................................20
   6.01     Name of Premises; Standard of Operation..............................................................20
   6.02     Use of Premises......................................................................................21
   6.03     Group Services.......................................................................................21
   6.04     Right to Inspect.....................................................................................22

ARTICLE VII WORKING CAPITAL AND INVENTORIES......................................................................22
   7.01     Working Capital and Inventories......................................................................22
   7.02     Fixed Asset Supplies.................................................................................23

ARTICLE VIII MAINTENANCE, REPLACEMENT AND CHANGES................................................................23
   8.01     Routine and Non-Routine Repairs and Maintenance......................................................23
   8.02     Capital Improvement Reserve..........................................................................24

ARTICLE IX EMPLOYEES.............................................................................................28
   9.01     Employee Hiring......................................................................................28
   9.02     Costs; Benefit Plans.................................................................................29
   9.03     Manager's Employees..................................................................................29
   9.04     Special Projects - Corporate Employees...............................................................29
   9.05     Termination..........................................................................................30
   9.06     Employee Use of Hotel................................................................................30
   9.07     Non-Solicitation.....................................................................................30

ARTICLE X BUDGET, STANDARDS AND CONTRACTS........................................................................31


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   10.01       Annual Operating Budget...........................................................................31
   10.02       Budget Approval...................................................................................31
   10.03       Operation Pending Approval........................................................................32
   10.04       Budget Meetings...................................................................................32

ARTICLE XI OPERATING DISTRIBUTIONS...............................................................................32
   11.01       Management Fee....................................................................................32
   11.02       Accounting and Interim Payment....................................................................33

ARTICLE XII INSURANCE............................................................................................33
   12.01       Insurance.........................................................................................33
   12.02       Replacement Cost..................................................................................35
   12.03       Increase in Limits................................................................................35
   12.04       Blanket Policy....................................................................................35
   12.05       Costs and Expenses................................................................................35
   12.06       Policies and Endorsements.........................................................................35
   12.07       Termination.......................................................................................36

ARTICLE XIII TAXES AND DEBT SERVICE..............................................................................36
   13.01       Taxes.............................................................................................36
   13.02       Debt Service; Ground Lease Payments...............................................................37

ARTICLE XIV BANK ACCOUNTS........................................................................................37

ARTICLE XV ACCOUNTING SYSTEM.....................................................................................38
   15.01       Books and Records.................................................................................38
   15.02       Monthly Financial Statements......................................................................38
   15.03       Annual Financial Statements.......................................................................39

ARTICLE XVI PAYMENT BY LESSEE....................................................................................39
   16.01       Payment of Base Management Fee....................................................................39
   16.02       Distributions.....................................................................................39
   16.03       Payment Option....................................................................................39

ARTICLE XVII RELATIONSHIP AND AUTHORITY..........................................................................41

ARTICLE XVIII DAMAGE, CONDEMNATION AND FORCE MAJEURE.............................................................41
   18.01       Damage and Repair.................................................................................41
   18.02       Condemnation......................................................................................41
   18.03       Force Majeure.....................................................................................42
   18.04       Liquidated Damages if Casualty....................................................................42
   18.05       No Liquidated Damages if Condemnation or Force Majeure............................................43

ARTICLE XIX DEFAULT AND TERMINATION..............................................................................43
   19.01       Events of Default.................................................................................43
   19.02       Consequence of Default............................................................................44


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
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ARTICLE XX WAIVER AND INVALIDITY.................................................................................44
   20.01       Waiver............................................................................................44
   20.02       Partial Invalidity................................................................................44

ARTICLE XXI ASSIGNMENT...........................................................................................45

ARTICLE XXII NOTICES.............................................................................................45

ARTICLE XXIII SUBORDINATION; NON-DISTURBANCE.....................................................................46
   23.01       Subordination.....................................................................................46
   23.02       Non-Disturbance Agreement.........................................................................47

ARTICLE XXIV PROPRIETARY MARKS; INTELLECTUAL PROPERTY............................................................47
   24.01       Proprietary Marks.................................................................................47
   24.02       Computer Software and Equipment...................................................................47
   24.03       Intellectual Property.............................................................................48
   24.04       Books and Records.................................................................................48

ARTICLE XXV INDEMNIFICATION......................................................................................48
   25.01       Manager Indemnity.................................................................................48
   25.02       Lessee Indemnity..................................................................................49
   25.03       Indemnification Procedure.........................................................................49
   25.04       Survival..........................................................................................50
   25.05       No Successor Liability............................................................................50

ARTICLE XXVI FUTURE HOTELS.......................................................................................50

ARTICLE XXVII GOVERNING LAW VENUE................................................................................51

ARTICLE XXVIII MISCELLANEOUS.....................................................................................51
   28.01       Rights to Make Agreement..........................................................................51
   28.02       Agency............................................................................................51
   28.03       Failure to Perform................................................................................51
   28.04       Headings..........................................................................................52
   28.05       Attorneys' Fees and Costs.........................................................................52
   28.06       Entire Agreement..................................................................................52
   28.07       Consents..........................................................................................52
   28.08       Eligible Independent Contractor...................................................................52
   28.09       Environmental Matters.............................................................................53
   28.10       Equity and Debt Offerings.........................................................................53
   28.11       Estoppel Certificates.............................................................................54
   28.12       Confidentiality...................................................................................54
   28.13       Modification......................................................................................55
   28.14       Counterparts......................................................................................55


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                        HOTEL MASTER MANAGEMENT AGREEMENT

         THIS HOTEL MASTER MANAGEMENT AGREEMENT is made and entered into on this ___ day of __________, 2003, by and between ASHFORD TRS CORPORATION, a Delaware corporation (hereinafter referred to as "LESSEE"), REMINGTON LODGING & HOSPITALITY, L.P., a Delaware limited partnership (hereinafter referred to as "MANAGER"), and for the limited purposes of ARTICLE VIII herein, the Landlords (defined below).

                                   RECITALS:

         1. Lessee is the tenant under the Leases (defined below) covering those certain hotel properties, fully equipped with furniture and fixtures, and more particularly described by address location, franchise name and room number information, on EXHIBIT "A" attached hereto (the hotels, together with all ancillary facilities, improvements and amenities set forth on Exhibit A attached hereto as such exhibit exists as of the date of this Agreement, herein called the "INITIAL HOTELS").

         2. Lessee desires to retain Manager to manage and operate the Initial Hotels and any Future Hotels (as defined below), and Manager is willing to perform such services for the account of Lessee, all as more particularly set forth in this Agreement.

                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                               DEFINITION OF TERMS

         1.01 DEFINITION OF TERMS. The following terms when used in this Agreement shall have the meanings indicated below.

         "ACCOUNTING PERIOD" shall mean a calendar month.

         "AGREEMENT" shall mean this Master Management Agreement, and all amendments, modifications, supplements, consolidations, extensions and revisions to this Master Management Agreement approved by Lessee and Manager in accordance with the provisions hereof.

         "AHT" means Ashford Hospitality Trust, Inc., a Maryland corporation.

         "AMENDMENT" shall have the meaning as set forth in ARTICLE XXVI.

         "ANNUAL OPERATING BUDGET" shall have the meaning as set forth in
SECTION 10.01.

         "AOB OBJECTION NOTICE" shall have the meaning as set forth in SECTION 10.02.

         "APPLICABLE STANDARDS" shall mean standards of operation for the Premises which are (a) in accordance with the requirements of the applicable Franchise Agreement, this Agreement


Hotel Master Management Agreement
Ashford TRS Corporation

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and all CCRs affecting the Premises and of which true and complete copies have been made available by Lessee to Manager, (b) in accordance with applicable Legal Requirements, (c) in accordance with the terms and conditions of any Hotel Mortgage or Ground Lease to the extent not otherwise inconsistent with the terms of this Agreement (to the extent Lessee has made available to Manager true and complete copies of the applicable loan documents relating to any such Hotel Mortgage and/or the Ground Leases), (d) in accordance with the Leases (to the extent Lessee has made available to Manager a true and complete copy thereof),
(e) in accordance with the requirements of any carrier having insurance on the Hotels or any part thereof (to the extent Manager has been given written notice of such requirements or policies and/or has coordinated same on behalf of Lessee), and (f) in accordance with the requirements of Section 856(d)(9)(D) of the Code for qualifying each of the Hotels as a Qualified Lodging Facility.

         "APPROVAL REQUIREMENT" shall have the meaning as set forth in SECTION 8.02I.

         "BASE MANAGEMENT FEE" shall have the meaning as set forth in SECTION 11.01A.

         "BENEFIT PLANS" shall have the meaning as set forth in SECTION 9.02.

         "BLACK-SCHOLES AMOUNT" shall have the meaning as set forth in SECTION 16.03B.

         "BLACK-SCHOLES MODEL" shall have the meaning as set forth in SECTION 16.03B.

         "BUSINESS DAY" shall mean any day excluding (i) Saturday, (ii) Sunday,
(iii) any day which is a legal holiday under the laws of the States of New York, Maryland or Texas, and (iv) any day on which banking institutions located in such states are generally not open for the conduct of regular business.

         "BUDGETED GOP" shall mean the Gross Operating Profit as set forth in the Annual Operating Budget for the applicable Fiscal Year, as approved by Lessee and Manager pursuant to ARTICLE X hereof.

         "CCRS" shall mean those certain restrictive covenants encumbering the Premises recorded in the real property records of the county where such premises are located, as described in the owner policies of title insurance relating to such premises, a copy of which are acknowledged received by the Manager.

         "CAPITAL IMPROVEMENT BUDGET" shall have the meaning as set forth in
SECTION 8.02E.

         "CASH MANAGEMENT AGREEMENTS" shall mean agreements, if any, entered into by Lessee, Landlord and a Holder for the collection and disbursement of any lease payments by Lessee to Landlord under the applicable Lease with respect to the applicable Premises, which constitute a part of the loan documents executed and delivered in connection with any Hotel Mortgage by Landlord.

         "CAPITAL IMPROVEMENT RESERVE" shall have the meaning as set forth in
SECTION 8.02A.

         "CIB OBJECTION NOTICE" shall have the meaning as set forth in SECTION 8.02E.


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Ashford TRS Corporation

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         "CPI" means the Consumer Price Index, published for all Urban Consumers for the U.S. City Average for All Items, 1982-84=100 issued by the Bureau of Labor Statistics of the United States Department of Labor, as published in the Wall Street Journal.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMENCEMENT DATE" shall have the meaning as set forth in SECTION
2.01.

         "COMPETITIVE SET" shall initially mean for each Hotel, the hotels situated in the same market segment as such Hotel as noted on SCHEDULE 1 attached hereto, which competitive set shall include the applicable Hotel. The Competitive Set may be changed from time to time by mutual agreement of Lessee and Manager to reasonably and accurately reflect a set within the market of such Hotel that is comparable in rate quality and in operation to such Hotel and directly competitive with such Hotel. The requirements for the Competitive Set are not applicable to any of the Initial Hotels until after the expiration of the base 10 year term of this Agreement.

         "CONTRACT(s)" shall have the meaning as set forth in SECTION 4.03.

         "DEBT SERVICE" shall mean actual scheduled payments of principal and interest, including accrued and cumulative interest, payable by a Landlord with respect to any Hotel Mortgage.

         "DEDUCTIONS" shall mean the following matters:

         1. Employee Costs and Expenses (including, Employee Claims but excluding Excluded Employee Claims);

         2. Administrative and general expenses and the cost of advertising and business promotion, heat, light, power, communications (i.e., telephone, fax, cable service and internet) and other utilities and routine repairs, maintenance and minor alterations pertaining to the Premises;

         3. The cost of replacing, maintaining or replenishing Inventories and Fixed Asset Supplies consumed in the operation of the Premises;

         4. A reasonable reserve for uncollectible accounts receivable as reasonably determined by Manager and approved by Lessee (such approval not to be unreasonably withheld);

         5. All costs and fees of independent accountants, attorneys or other third parties who perform services related to the Hotels or the operation thereof, including, without limitation, an allocation of costs of Manager's in-house corporate counsel who performs legal services directly for the benefit of the Hotels to be allocated on a fair and equitable cost basis as reasonably determined by Manager and approved by Lessee (such approval not to be unreasonably withheld);

         6. The cost and expense of non-routine technical consultants and operational experts for specialized services in connection with the Premises, including, without


Hotel Master Management Agreement
Ashford TRS Corporation

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                  limitation, an allocation of costs of Manager's corporate
                  staff who may perform special services directly related to the Hotels such as sales and marketing, revenue management, training, property tax services, federal, state and/or local tax services, recruiting, and similar functions or services as set forth in SECTION 9.04, to be allocated on a fair and equitable cost basis as reasonably determined by Manager and approved by Lessee (such approval not to be unreasonably withheld);

         7.       Insurance costs and expenses as provided in ARTICLE XII;

         8. Real estate and personal property taxes levied or assessed against the Premises by duly authorized taxing authorities and such other taxes, if any, payable by or assessed against Manager or the Premises related to the operation and/or ownership of the Premises;

         9. Franchise fees, royalties, license fees, or compensation or consideration paid or payable to the Franchisor (as hereinafter defined), or any successor Franchisor, pursuant to a Franchise Agreement (as hereinafter defined);

         10. The Premises' allocable share of the actual costs and expenses incurred by Manager in providing Group Services as provided in
                  SECTION 6.03 hereof;

         11.      The Management Fee;

         12.      Rental payments made under equipment leases; and

         13. Other expenses incurred in connection with the maintenance or operation of the Premises not expressly set forth above and authorized pursuant to this Agreement.

         Deductions shall not include: (a) depreciation and amortization, (b) Debt Service, (c) Ground Lease Payments, or (d) payments allocated or made to the Capital Improvement Reserve.

         "DESIGNATED FEES" shall have the meaning as set forth in SECTION 16.03.

         "EFFECTIVE DATE" shall mean the date this Agreement is fully executed and delivered.

         "ELIGIBLE INDEPENDENT CONTRACTOR" shall have the meaning as set forth in SECTION 28.08.

         "EMERGENCY EXPENSES" shall mean any expenses, regardless of amount, which, in Manager's reasonable judgment, are immediately necessary to protect the physical integrity or lawful operation of the Hotels or the health or safety of its occupants.

         "EMPLOYEE CLAIMS" shall mean any claims (including all fines, judgments, penalties, costs, litigation and/or arbitration expenses, attorneys' fees and expenses, and costs of settlement with respect to any such claim) made by or in respect of an employee or potential hire of Manager against Manager and/or Lessee which are based on a violation or alleged violation of the Employment Laws or alleged contractual obligations.


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Ashford TRS Corporation

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         "EMPLOYEE COSTS AND EXPENSES" shall have the meaning as set forth in
SECTION 9.03.

         "EMPLOYEE RELATED TERMINATION COSTS" shall have the meaning as set forth in SECTION 9.05.

         "EMPLOYMENT LAWS" shall mean all applicable federal, state and local laws (including, without limitation, any statutes, regulations, ordinances or common laws) regarding the employment, hiring or discharge of persons.

         "EVENT(s) OF DEFAULT" shall have the meaning set forth in ARTICLE XIX.

         "EXCLUDED EMPLOYEE CLAIMS" shall mean any Employee Claims (a) to the extent attributable to a substantial violation by Manager of Employment Laws, or
(b) which do not arise from an isolated act of an individual employee but rather is the direct result of corporate policies of Manager which either encourage or fail to discourage the conduct from which such Employee Claim arises.

         "EXECUTIVE EMPLOYEES" shall mean each member of the senior executive or Premises level staff and each department head of the Hotels.

         "EXPIRATION DATE" shall have the meaning as set forth in SECTION 2.01.

         "FF&E" shall have the meaning as set forth in SECTION 8.01.

         "FISCAL YEAR" shall mean the twelve (12) month calendar year ending December 31, except that the first Fiscal Year and last Fiscal Year of the term of this Agreement may not be full calendar years.

         "FIXED ASSET SUPPLIES" shall mean supply items included within "Property and Equipment" under the Uniform System of Accounts, including linen, china, glassware, silver, uniforms, and similar items.

         "FORCE MAJEURE" shall mean any act of God (including adverse weather conditions); act of the state or federal government in its sovereign or contractual capacity; war; civil disturbance, riot or mob violence; terrorism; earthquake, flood, fire or other casualty; epidemic; quarantine restriction; labor strikes or lock out; freight embargo; civil disturbance; or similar causes beyond the reasonable control of Manager.

         "FRANCHISOR" shall mean those certain franchisors and any successor franchisors selected by Lessee (subject to the terms of the Leases) identified on EXHIBIT "C" attached hereto (as modified from time to time).

         "FRANCHISE AGREEMENT" shall mean those certain license agreements between a Franchisor and Lessee and/or Landlord, as applicable, as such license agreements are amended from time to time, and any other contract hereafter entered into between Lessee and/or Landlord, as applicable, and such Franchisor pertaining to the name and operating procedures, systems and standards for the Hotels, as described on EXHIBIT "C" attached hereto (as modified from time to time).


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Ashford TRS Corporation

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         "FULL REPLACEMENT COST" shall have the meaning as set forth in SECTION
12.02.

         "FUTURE HOTELS" shall mean any hotel or motel properties leased after the date hereof by Lessee from Affiliates of the Partnership as more particularly described in ARTICLE XXVI hereof.

         "GAAP" shall mean generally accepted accounting principles consistently applied as recognized by the accounting industry and standards within the United States.

         "GENERAL MANAGER" or "GENERAL MANAGERS" shall have the meanings as set forth in SECTION 9.07.

         "GOP TEST" shall have the meaning as set forth in SECTION 11.01B.

         "GROSS OPERATING PROFIT" shall mean the actual gross operating profit of the Premises determined generally in accordance with the Uniform System of Accounts, consistently applied and consistent with the determination thereof in the Annual Operating Budget.

         "GROSS OPERATING PROFIT MARGIN" shall mean for any applicable Fiscal Year, the quotient expressed as a percentage, (i) the numerator of which is the Gross Operating Profit, and (ii) the denominator of which is Gross Revenues.

         "GROSS REVENUES" shall mean all revenues and receipts of every kind received from operating the Premises and all departments and parts thereof, including but not limited to, income from both cash and credit transactions, income from the rental of rooms, stores, offices, banquet rooms, conference rooms, exhibits or sale space of every kind, license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires), vending machines, health club membership fees, food and beverage sales, wholesale and retail sales of merchandise, service charges, and proceeds, if any, from business interruption or other loss of income insurance; provided, however, Gross Revenues shall not include (a) gratuities to the Premises' employees, (b) federal, state or municipal excise, sales or use taxes or similar impositions collected directly from customers, patrons or guests or included as part of the sales prices of any goods or services paid over to federal, state or municipal governments, (c) property insurance or condemnation proceeds (excluding proceeds from business interruption or other loss of income coverage), (d) proceeds from the sale or refinance of assets other than sales in the ordinary course of business, (e) funds furnished by the Lessee, (f) judgments and awards other than for lost business, (g) the amount of all credits, rebates or refunds (which shall be deductions from Gross Revenues) to customers, patrons or guests, (h) receipts of licensees, concessionaires, and tenants, (i) payments received at any of the Hotels for hotel accommodations, goods or services to be provided at other hotels, although arranged by, for or on behalf of Manager; (j) the value of complimentary rooms, food and beverages,
(k) interest income, (l) lease security deposits, and (m) items constituting "allowances" under the Uniform System of Accounts.

         "GROUND LEASE PAYMENTS" shall mean payments due under any of the Ground Leases and payable by Landlord thereunder.


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Ashford TRS Corporation

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

         "GROUND LEASES" shall mean any ground lease agreements relating to any of the Hotels, executed by Landlord with any third party landlords.

         "GROUP SERVICES" shall have the meaning as set forth in SECTION 6.03.

         "HOLDER" shall mean the holder of any Hotel Mortgage and the indebtedness secured thereby, and such holder's successors and assigns.

         "HOTELS" shall collectively mean the Initial Hotels and any Future Hotels.

         "HOTEL MORTGAGE" shall mean, collectively, any mortgage or deed of trust hereafter from time to time, encumbering all or any portion of the Premises (or the leasehold interest therein), together with all other instruments evidencing or securing payment of the indebtedness secured by such mortgage or deed of trust and all amendments, modifications, supplements, extensions and revisions of such mortgage, deed of trust, and other instruments.

         "HOTEL'S REVPAR YIELD PENETRATION" shall mean, for a Hotel for any applicable Fiscal Year, (i) such Hotel's actual occupancy rate multiplied by the actual average daily rate, divided by (ii) the Competitive Set's occupancy rate multiplied by the Competitive Set's average daily rate for the same Fiscal Period. The determination of the Competitive Set's occupancy and rate shall be made by reference to the Smith Travel Research reports or its successor or comparable market research reports prepared by another nationally recognized hospitality firm reasonably acceptable to Lessee and Manager.

         "INCENTIVE FEE" shall have the meaning as set forth in SECTION 11.01B.

         "INDEMNIFYING PARTY" shall have the meaning as set forth in SECTION 25.03.

         "Independent Directors" shall mean those directors of AHT who are "independent" within the meaning of the rules of the New York Stock Exchange or such other national securities exchange or interdealer quotation system on which AHT's common stock is then principally traded.

         "INITIAL HOTELS" shall have the meaning as set forth in RECITAL 1.

         "INTELLECTUAL PROPERTY" shall have the meaning as set forth in SECTION 24.03.

         "INVENTORIES" shall mean "INVENTORIES" as defined in the Uniform System of Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise intended for sale, fuel, mechanical supplies, stationery, and other supplies and similar items.

         "ISSUING PARTY" shall have the meaning as set forth in SECTION 28.10.

         "KEY EMPLOYEES" shall have the meaning as set forth in SECTION 9.07.

         "LANDLORDS" shall mean the landlords under the Leases as described on EXHIBIT "C" attached hereto (as amended from time to time).


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Ashford TRS Corporation

         "LEASES" shall mean those certain lease agreements as amended, modified, supplemented, and extended from time to time, as described on EXHIBIT "B" attached hereto, executed by Lessee as tenant and the Landlords.

         "LEGAL REQUIREMENTS" shall mean all laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities, which now or hereafter may be applicable to the Premises and the operation of the Hotels.

         "LESSEE" shall have the meaning as set forth in the introductory paragraph of this Agreement.

         "MANAGEMENT FEE" shall collectively mean the Base Management Fee, the Incentive Fee, the Project Management Fee, the Market Service Fee, and any other fees payable to Manager pursuant to the terms of this Agreement.

         "MANAGER" shall have the meaning as set forth in the introductory paragraph of this Agreement.

         "MANAGER AFFILIATE ENTITY" shall have the meaning as set forth in
ARTICLE XXI.

         "MARKET SERVICE FEES" shall have the meaning as set forth in SECTION 8.02(G).

         "MUTUAL EXCLUSIVITY AGREEMENT" shall mean that certain Mutual Exclusivity Agreement dated the date hereof among the Partnership, AHT, Manager, and Remington Hotel Corporation, a Texas corporation.

         "NECESSARY EXPENSES" shall mean any expenses, regardless of amount, which are necessary for the continued operation of the Hotels in accordance with Legal Requirements and the Applicable Standards and which are not within the reasonable control of Manager (including, but not limited to those for taxes, utility charges, approved leases and contracts, licensing and permits).

         "NET OPERATING INCOME" shall be equal to Gross Operating Profit LESS
(i) all amounts to be paid or credited to the Capital Improvement Reserve, and
(ii) Rental Payments to the extent that such rental payments are not properly chargeable as an operating expense.

         "NON-DISTURBANCE AGREEMENT" means an agreement, in recordable form in the jurisdiction in which a Hotel is located, executed and delivered by the Holder of a Hotel Mortgage or a Landlord, as applicable, (which agreement shall by its terms be binding upon all assignees of such lender or landlord and upon any individual or entity that acquires title to or possession of a Hotel (referred to as a "SUBSEQUENT OWNER"), for the benefit of Manager, pursuant to which, in the event such holder (or its assignee) or landlord (or its assignee) or any Subsequent Owner comes into possession of or acquires title to a Hotel, such holder (and its assignee) or landlord (or its assignee) and all Subsequent Owners shall (x) recognize Manager's rights under this Agreement, and (y) shall not name Manager as a party in any foreclosure action or proceeding, and (z) shall not disturb Manager in its right to continue to manage the Hotels


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Ashford TRS Corporation
pursuant to this Agreement; provided, however, that at such time, (i) this Agreement has not expired or otherwise been earlier terminated in accordance with its terms, and (ii) there are no outstanding Events of Default by Manager, and (iii) no material event has occurred and no material condition exists which, after notice or the passage of time or both, would entitle Lessee to terminate this Agreement.

         "NON-ISSUING PARTY" shall have the meaning as set forth in SECTION
28.10.

         "NOTICE" shall have the meaning as set forth in ARTICLE XXII.

         "OPERATING ACCOUNT" shall have the meaning as set forth in ARTICLE XIV.

         "PARTNERSHIP" means Ashford Hospitality Limited Partnership, a Delaware limited partnership.

         "PAYMENT OPTION REQUEST" shall have the meaning as set forth in SECTION 16.03.

         "PERFORMANCE CURE PERIOD" shall have the meaning as set forth in
SECTION 2.03(b)(i)(2).

         "PERFORMANCE FAILURE" shall have the meaning as set forth in SECTION 2.03(b)(II).

         "PERFORMANCE TEST" shall have the meaning as defined in SECTION 2.03(b)(i).

         "PREDECESSOR MANAGERS" shall have the meaning as set forth in SECTION 25.05.

         "PREMISES" shall mean collectively the Lessee's leasehold interest in the Hotels and the Sites, as both terms are defined herein, pursuant to the terms and conditions of the Leases.

         "PRIME RATE" shall have the meaning as set forth in SECTION 28.03.

         "PROJECT MANAGEMENT FEE" shall have the meaning as set forth in SECTION 8.02G.

         "PROJECT RELATED SERVICES" shall have the meaning as set forth in
SECTION 8.02G.

         "PROPERTY SERVICE ACCOUNT" shall have the meaning as set forth in
SECTION 13.02.

         "PROPRIETARY MARKS" shall have the meaning as set forth in SECTION
24.01.

         "PROSPECTUS" shall have the meaning as set forth in SECTION 28.10.

         "QUALIFIED LODGING FACILITY" shall mean a "qualified lodging facility" as defined in Section 856(d)(9)(D) of the Code and means a "Lodging Facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "LODGING FACILITY" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging


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Ashford TRS Corporation

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

facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to AHT.

         "REASONABLE WORKING CAPITAL" shall have the meaning as set forth in
SECTION 16.02.

         "RELATED PERSON" shall have the meaning as set forth in SECTION
28.08(e).

         "RENTAL PAYMENTS" shall mean rental payments made under equipment leases permitted pursuant to the terms of this Agreement.

         "REVPAR" shall mean the revenue per available room, determined by taking the actual occupancy rate of the applicable hotel and multiplying such rate by the actual average daily rate of such hotel.

         "SALE" shall mean any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary of Landlord's title (whether fee or leasehold) in the Hotel, or of a controlling interest therein, other than a collateral assignment intended to provide security for a loan, and shall include any such disposition through the disposition of the ownership interests in the entity that holds such title and any lease or sublease of the Hotel.

         "SITES" shall collectively mean those certain tracts or parcels of land described in EXHIBIT "B-1" hereto, as amended from time to time.

         "SOFTWARE" shall have the meaning as set forth in SECTION 24.02.

         "STRIKE PRICE" shall have the meaning as set forth in SECTION 16.03.

         "SUBJECT HOTEL" shall have the meaning set forth in SECTION 2.03(b)(i).

         "TARGETED REVPAR YIELD PENETRATION" shall mean the Competitive Set's REVPAR for the applicable Fiscal Year times 80%.

         "TERM" shall mean the contractual duration of this Agreement, as defined in SECTION 2.01.

         "TERMINATION" shall mean the expiration or sooner cessation of this Agreement.

         "TERMINATION DATE" shall have the meaning as set forth in SECTION 2.01.

         "UNIFORM SYSTEM OF ACCOUNTS" shall mean the Uniform System of Accounts for the Lodging Industry, 9th Revised Edition, as may be modified from time to time by the International Association of Hospitality Accountants.

         "UNRELATED PERSON" shall have the meaning as set forth in SECTION 28.08(e).

         "WORKING CAPITAL" shall mean the amounts by which current assets exceed current liabilities as defined by the Uniform System of Accounts which are reasonably necessary for the day-to-day operation of the Premises' business, including, without limitation, the excess of


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

change and petty cash funds, operating bank accounts, receivables, prepaid expenses and funds required to maintain Inventories, over the amount of accounts payable and accrued current liabilities.

                                   ARTICLE II
                                TERM OF AGREEMENT

         2.01 TERM. The term ("TERM") of this Agreement shall commence on the "COMMENCEMENT DATE" for each of the Hotels as noted on EXHIBIT "A" attached hereto and, unless sooner terminated as herein provided, shall continue with respect to such Hotels until the "Termination Date." For purposes of this Agreement, the "TERMINATION DATE" for each of the Hotels shall be the earlier to occur of (i) the Expiration Date applicable to each such Hotels, (ii) termination at the option of Lessee in connection with the bona fide Sale of one or more of the Hotels by Landlord or Lessee to an unaffiliated third party as provided in and subject to the terms of SECTION 2.03(a) hereof, (iii) termination at the option of Lessee after the Performance Test has not been satisfied pursuant to and subject to the terms and conditions of SECTION 2.03(b) below, (iv) termination at the option of Lessee for convenience pursuant to and subject to the terms and conditions of SECTION 2.03(c) below (and subject to SECTION 2.03(a) with respect to any sale of the Hotels), or (v) termination by either Lessee or Manager pursuant to ARTICLE XVIII hereof in connection with a condemnation, casualty or Force Majeure, subject to the terms thereof. The "EXPIRATION DATE" with respect to a Hotel shall mean the 10th anniversary of the Commencement Date applicable to such Hotel, provided that such initial 10-year term may thereafter be renewed by Manager, at its option, on the same terms and conditions contained herein, for three (3) successive periods of seven (7) Fiscal Years each, and thereafter, for a final period of four (4) Fiscal Years; and provided further, that at the time of exercise of any such option to renew an Event of Default by Manager does not then exist beyond any applicable grace or cure period. If at any time of the exercise of any renewal period, Manager is then in default under this Agreement, then the exercise of the renewal option will be conditional on timely cure of such default, and if such default is not timely cured, then Lessee may terminate this Agreement regardless of the exercise of such renewal period and without the payment of any fee or liquidated damages. If Manager desires to exercise any such option to renew, it shall give Lessee Notice to that effect not less than ninety (90) days prior to the expiration of the then current Term. Notwithstanding the expiration or earlier termination of the Term, Lessee and Manager agree that the obligations of Lessee to pay, remit, reimburse and to otherwise indemnify Manager for any and all expenses and fees incurred or accrued by Manager pursuant to the provisions of this Agreement prior to the expiration or earlier termination of the Term (or actually incurred by Manager after the termination) shall survive Termination, provided such expenses and fees have been incurred consistent with the then current terms of this Agreement and the applicable Annual Operating Budget, including, without limitation but only to the extent so consistent, all costs, expenses and liabilities arising from the termination of the Premises' employees such as accrued vacation and sick leave, severance pay and other accrued benefits, employer liabilities pursuant to the Consolidated Omnibus Budget Reconciliation Act and employer liabilities pursuant to the Worker Adjustment and Retraining Notification Act. In addition, subject to SECTION 19.02 below and the foregoing sentence, upon Termination of this Agreement, Lessee and Manager shall have no further obligations to one another pursuant to this Agreement, except that SECTION 2.02, obligations to make payments under SECTION 2.03 or


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Ashford TRS Corporation

SECTION 9.05, SECTION 9.07, the last sentence of SECTION 15.01, obligations to make payments of termination fees pursuant to ARTICLE XVIII, ARTICLE XXIV,
ARTICLE XXV, ARTICLE XXVII and SECTION 28.12 shall survive Termination.

         2.02 ACTIONS TO BE TAKEN UPON TERMINATION. Upon a Termination of this Agreement, the following shall be applicable:

         A. Manager shall, within forty-five (45) days after Termination of this Agreement, prepare and deliver to Lessee a final accounting statement with respect to the Hotels, in form and substance consistent with the statements provided pursuant to
                  SECTION 15.02, along with a statement of any sums due from Lessee to Manager pursuant hereto, dated as of the date of Termination. Within thirty (30) days after the receipt by Lessee of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction. Manager and Lessee acknowledge that there may be certain adjustments for which the necessary information will not be available at the time of such final accounting, and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available.

         B. As of the date of the final accounting referred to in subsection A above, Manager shall release and transfer to Lessee any of Lessee's funds which are held or controlled by Manager with respect to the Hotels, with the exception of funds to be held in escrow pursuant to SECTION 9.05 AND
                  SECTION 12.07. During the period between the date of Termination and the date of such final accounting, Manager shall pay (or reserve against) all Deductions which accrued (but were not paid) prior to the date of Termination, using for such purpose any Gross Revenues which accrued prior to the date of Termination.

         C. Manager shall make available to Lessee such books and records respecting the Hotels (including those from prior years, subject to Manager's reasonable records retention policies) as will be needed by Lessee to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotels for the year in which the Termination occurs and for any subsequent year. Such books and records shall not include:
                  (i) employee records which must remain confidential pursuant to either Legal Requirements or confidentiality agreements, or
                  (ii) any Intellectual Property.

         D. Manager shall (to the extent permitted by Legal Requirements) assign to Lessee, or to any other manager employed by Lessee to operate and manage the Hotels, all operating licenses for the Hotels which have been issued in Manager's name; provided that if Manager has expended any of its own funds in the acquisition of any of such licenses, Lessee shall reimburse Manager therefor if it has not done so already.

         E. Lessee agrees that Hotel reservations and any and all contracts made in connection with Hotel convention, banquet or other group services made by


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

                  Manager in the ordinary and normal course of business consistent with this Agreement, for dates subsequent to the date of Termination and at rates prevailing for such reservations at the time they were made, shall be honored and remain in effect after Termination of this Agreement.

         F. Manager shall cooperate with the new operator of the Hotels as to effect a smooth transition and shall peacefully vacate and surrender the Hotels to Lessee.

         G. Manager and Lessee agree to use best efforts to resolve any disputes amicably and promptly under this SECTION 2.02 to effect a smooth transition of the Hotels to Lessee and/or Lessee's new manager.

         2.03 EARLY TERMINATION RIGHTS; LIQUIDATED DAMAGES.

                  (a) TERMINATION UPON SALE. Upon Notice to Manager, Lessee shall have the option to terminate this Agreement with respect to one, more or all of the Hotels effective as of the closing of the Sale of such Hotels to a third party. Such Notice shall be given at least forty-five (45) days' in advance (unless otherwise required by Legal Requirements, in which case Lessee shall provide such additional notice in order to comply with such Legal Requirements) and shall inform Manager of the identity of the contract purchaser. Manager, at its election, may offer to provide management services to such contract purchaser after the closing of the sale. Lessee shall, in connection with such Sale, by a separate document reasonably acceptable to Lessee and Manager, indemnify and save Manager harmless against any and all losses, costs, damages, liabilities and court costs, claims and expenses, including, without limitation, reasonable attorneys' fees arising or resulting from the failure of Lessee or such prospective purchaser to provide any of the services contracted for in connection with the business booked for such hotels to, and including, the date of such Termination, in accordance with the terms of this Agreement, including without limitation, any and all business so booked as to which facilities and/or services are to be furnished subsequent to the date of Termination, provided that any settlement by Manager of any such claims shall be subject to the prior written approval of Lessee which shall not be unreasonably withheld, conditioned or delayed. In addition, the following terms shall apply in connection with the sale of any Hotel:

                           (i) SALE OF FUTURE HOTEL. If this Agreement is
                  terminated pursuant to SECTION 2.03(a) with respect to any of the Future Hotels prior to the first anniversary of the Commencement Date applicable to such Future Hotel, then Lessee shall pay to Manager on such termination, a termination fee as liquidated damages and not as a penalty (provided that an Event of Default by Manager is not then existing beyond any cure or grace periods set forth in this Agreement) in an amount equal to the estimated Base Management Fee and Incentive Fee that was estimated to be paid to Manager with respect to the Hotels pursuant to the Annual Operating Budget for the remaining Accounting Periods until the first anniversary of the Commencement Date for such Future Hotel (irrespective of the Management Fees paid to Manager prior to the date of the Termination with respect to the Hotels). If this Agreement is terminated pursuant to SECTION 2.03(a) with respect to any of the Future Hotels after the first anniversary of the


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Ashford TRS Corporation

                  Commencement Date applicable to such Future Hotel, then no termination fees shall be payable by Lessee.

                           (ii) SALE OF INITIAL HOTEL. If this Agreement is
                  terminated pursuant to SECTION 2.03(a) with respect to any of the Initial Hotels prior to the expiration of the base 10-year term of this Agreement applicable to such Initial Hotel, then Lessee shall pay to Manager on such termination, a termination fee as liquidated damages and not as a penalty (provided that an Event of Default by Manager is not then existing beyond any cure or grace periods set forth in this Agreement), an amount equal to the sum obtained by multiplying (1) the aggregate Base Management Fees and Incentive Fees budgeted in the Annual Operating Budget applicable to such Initial Hotel(s) for the full current Fiscal Year in which such termination is to occur (but in no event less than the Base Management Fees and Incentive Fees for the preceding full Fiscal Year) by (2) the number of years remaining in the base 10-year Term of this Agreement applicable to such Initial Hotel(s). Notwithstanding the foregoing, if this Agreement is terminated pursuant to
                  SECTION 2.03(a) with respect to any of the Initial Hotels after the base 10-year term of this Agreement applicable to such Initial Hotel, then no termination fees shall be payable by Lessee.

                  (b) TERMINATION DUE TO FAILURE TO SATISFY PERFORMANCE TEST.

                           (i) PERFORMANCE TEST. Lessee shall have the right to
                  terminate this Agreement with respect to any Initial Hotel after the base 10-year term of this Agreement applicable to such Initial Hotel and any Future Hotel (for the purposes of this SECTION 2.03(b)(i) called "SUBJECT HOTEL"), subject to the payment of a termination fee as set forth in subsection
                  (ii) below, in the event of the occurrence of the following (collectively herein called, the "PERFORMANCE TEST"):

                                    (1) If, commencing with Fiscal Year 2004,
                           and for each Fiscal Year thereafter (a) a Subject Hotel's Gross Operating Profit Margin for such Fiscal Year is less than seventy-five percent (75%) of the average Gross Operating Profit Margin of comparable hotels in similar markets and geographic locations to the applicable Hotel as reasonably determined by Lessee and Manager, and (b) such Subject Hotel's REVPAR Yield Penetration is less than the Targeted REVPAR Yield Penetration for such Fiscal Year (herein
                           (a) and (b) collectively called "PERFORMANCE
                           FAILURE"); then

                                    (2) Manager shall have a period of two (2)
                           years, commencing with the next ensuing Fiscal Year (the "PERFORMANCE CURE PERIOD"), to cure the Performance Failure after Manager's receipt of Notice from Lessee of such Performance Failure and Lessee's intent to terminate this Agreement with respect to the Subject Hotel if the Performance Failure is not cured within such Performance Cure Period; and


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                                       14

                                    (3) If after the first full Fiscal Year
                           during the Performance Cure Period, the Performance Failure remains uncured, then upon written Notice to Manager by Lessee, Manager shall engage a consultant reasonably acceptable to Manager and Lessee (with significant experience in the hotel lodging industry) to make a written determination (within forty-five
                           (45) days of such Notice) as to whether another management company (with comparable breadth of knowledge and experience as any of the hotel management companies owned and/or controlled by Archie Bennett, Jr. and/or Monty Bennett, including with respect to number and type of hotels managed in similar markets and geographical areas) could manage the Subject Hotel in a materially more efficient manner. If such consultant determination is in the negative, then Manager will be deemed not to be in default under the Performance Test. If such consultant determination is in the affirmative, then Manager agrees to engage such consultant (such cost and expense to be shared by Lessee and Manager equally) to assist Manager during the second Fiscal Year of the Performance Cure Period with the cure of the Performance Failure; and

                                    (4) If after the end of the Performance Cure
                           Period, the Performance Failure remains uncured and the consultant again makes a written determination that another management company (with comparable breadth of knowledge and experience as any of the hotel management companies owned and/or controlled by Archie Bennett, Jr. and/or Monty Bennett, including with respect to number and type of hotels managed in similar markets and geographical areas) could manage the Subject Hotel in a materially more efficient manner, then Lessee may, at its election, terminate this Agreement upon forty-five (45) days' prior Notice to Manager.

                           (ii) TERMINATION FEES. If Lessee elects to terminate
                  this Agreement with respect to a Subject Hotel for failure to satisfy the Performance Test, Lessee shall pay to Manager as liquidated damages but not as a penalty, a termination fee (provided that there does not then exist an Event of Default by Manager under this Agreement beyond any applicable cure periods) in the amount equal to 60% of the product obtained by multiplying (A) 65% of the aggregate Base Management Fees and Incentive Fees budgeted in the Annual Operating Budget applicable to the Subject Hotel for the full current Fiscal Year in which such termination is to occur (but in no event less than the Base Management Fees and Incentive Fees for the preceding full Fiscal Year) by (B) nine (9).

                           (iii) FINANCE REPORTS. Determinations of the
                  performance of the Subject Hotel shall be in accordance with the audited annual financial statements delivered by Lessee's accountant pursuant to SECTION 15.03 hereof.

                           (iv) EXTENSION OF PERFORMANCE CURE PERIOD.
                  Notwithstanding the foregoing, if at any time during the Performance Cure Period (a) Lessee is in material default under any of its obligations under this Agreement, or (b) Lessee


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                                       15
                  has terminated, terminates or causes a termination of the Franchise Agreement (other than defaults due to Manager) and does not obtain a new franchise agreement with a comparable franchisor, or (c) the operation of the Hotel or the use of the Hotel's facilities are materially disrupted by casualty, condemnation, or events of Force Majeure that are beyond the reasonable control of Manager, or by major repairs to or major refurbishment of the Hotel, then, for such period, the Performance Cure Period shall be extended.

                           (v) RENEWAL PERIOD. If at the time of Manager's
                  exercise of a renewal period with respect to any Hotel, such hotel is a Subject Hotel within a Performance Cure Period, the exercise of such renewal period shall be conditional upon timely cure of the Performance Failure, and if such Performance Failure is not timely cured, then, notwithstanding the foregoing provisions, Lessee may elect to terminate this Agreement with respect to such Subject Hotel pursuant to the terms of this SECTION 2.03(b) without payment of any termination fee.

                  (c) TERMINATION FOR CONVENIENCE. Lessee may terminate this Agreement for convenience (except if due to a Sale of a Hotel, whereupon SECTION 2.03(a) shall govern) upon ninety (90) days Notice to Manager, and shall pay to Manager as liquidated damages but not as a penalty, a termination fee (provided that there does not then exist an Event of Default by Manager under this Agreement beyond any applicable cure or grace periods) in an amount equal to the product of (1) 65% of the aggregate Base Management Fees and Incentive Fees budgeted in the Annual Operating Budget applicable to the Hotels for the full current Fiscal Year in which such termination is to occur (but in no event less than the Base Management Fees and Incentive Fees for the preceding full Fiscal Year) by (2) nine (9).

                  (D) PAYMENT OF LIQUIDATED DAMAGES. WITH RESPECT TO ANY TERMINATION FEES PAYABLE IN CONNECTION WITH ANY EARLY TERMINATION RIGHT SET FORTH IN THIS SECTION 2.03, OR IN SECTION 18.04 BELOW, LESSEE RECOGNIZES AND AGREES THAT, IF THIS AGREEMENT IS TERMINATED WITH RESPECT TO ANY OF THE HOTELS FOR THE REASONS SPECIFIED IN THIS SECTION
         2.03 OR IN SECTION 18.04 BELOW, THEREBY ENTITLING MANAGER TO RECEIVE THE TERMINATION FEES AS SET FORTH IN THIS SECTION 2.03 OR IN SECTION
         18.04 BELOW, MANAGER WOULD SUFFER AN ECONOMIC LOSS BY VIRTUE OF THE RESULTING LOSS OF MANAGEMENT FEES WHICH WOULD OTHERWISE HAVE BEEN EARNED UNDER THIS AGREEMENT. BECAUSE SUCH FEES VARY IN AMOUNT DEPENDING ON THE TOTAL GROSS REVENUES EARNED AT THE HOTELS AND ACCORDINGLY WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN WITH CERTAINTY, THE PARTIES AGREE THAT THE TERMINATION FEES PROVIDED IN THIS SECTION 2.03 AND IN SECTION 18.04 BELOW CONSTITUTE A REASONABLE ESTIMATE OF LIQUIDATED DAMAGES TO MANAGER FOR PURPOSES OF ANY AND ALL LEGAL REQUIREMENTS, AND IT IS AGREED THAT MANAGER SHALL NOT BE ENTITLED TO MAINTAIN A CAUSE OF ACTION AGAINST LESSEE,


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Ashford TRS Corporation

         EXCEPT AS SPECIFICALLY PROVIDED HEREIN, FOR ACTUAL DAMAGES IN EXCESS OF THE TERMINATION FEES IN ANY CONTEXT WHERE THE TERMINATION FEES ARE PROVIDED BY THIS AGREEMENT, AND RECEIPT OF SUCH FEES (TOGETHER WITH ALL OTHER AMOUNTS DUE AND PAYABLE BY LESSEE TO MANAGER WITH RESPECT TO EVENTS OCCURRING PRIOR TO TERMINATION OF THIS AGREEMENT WITH RESPECT TO THE APPLICABLE HOTELS OR AS OTHERWISE PROVIDED HEREIN) SHALL BE MANAGER'S SOLE REMEDY FOR DAMAGES AGAINST LESSEE IN ANY SUCH CASE. The foregoing shall in no way affect any other sums due Manager under this
         ARTICLE II or otherwise hereunder, including, without limitation, the Management Fees earned during the Term, or any other rights or remedies, at law or in equity of Manager under this Agreement or under Legal Requirements, including any indemnity obligations of Lessee to Manager under this Agreement.

         2.04 SUBSTITUTION OF INITIAL HOTEL. Notwithstanding the foregoing, in the event of a termination of this Agreement with respect to an Initial Hotel and in connection with such termination, a termination fee becomes payable by Lessee, Lessee may (in its sole and absolute discretion) avoid payment of such termination fee by substituting for the terminated Initial Hotel within 120 days of such termination, another hotel facility reasonably comparable in size, number of rooms, quality of franchise operation, market and geographical location, and gross revenues, to be governed by the terms and conditions of this Agreement as an "INITIAL HOTEL" from and after the date of such substitution, and this Agreement shall be amended accordingly pursuant to a form of amendment similar to EXHIBIT "E" attached hereto.

                                  ARTICLE III
                                    PREMISES

         Manager shall be responsible, at the sole cost and expense of Lessee, for keeping and maintaining the Premises fully equipped in accordance with plans, specifications, construction safety and fire safety standards, and designs pursuant to applicable Legal Requirements, the standards and requirements of a Franchisor pursuant to any applicable Franchise Agreement, any applicable Hotel Mortgage, the Leases and the Capital Improvement Budgets approved pursuant to the terms hereof, subject in all respects to performance by Lessee of its obligations pursuant to this Agreement.

                                   ARTICLE IV
                             APPOINTMENT OF MANAGER

         4.01 APPOINTMENT. Lessee hereby appoints Manager as its sole, exclusive and continuing operator and manager to supervise and direct, for and at the expense of Lessee, the management and operation of the Premises under the terms and conditions hereinafter set forth. In exercising its duties hereunder, Manager shall act as agent and for the account of Lessee. Manager hereby accepts said appointment and agrees to manage the Premises during the Term of this Agreement under the terms and conditions hereinafter set forth.

         4.02 DELEGATION OF AUTHORITY. The operation of the Premises shall be under the exclusive supervision and control of Manager who, except as otherwise specifically provided in


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Ashford TRS Corporation
this Agreement, shall be responsible for the proper and efficient management and operation of the Premises in accordance with this Agreement, the Leases, the Franchise Agreements, the Capital Improvement Budget and the Annual Operating Budget. Subject to the terms of such agreements and budgets, the Manager shall have discretion and control in all matters relating to the management and operation of the Premises, including, without limitation, charges for rooms and commercial space, the determination of credit policies (including entering into agreements with credit card organizations), food and beverage service and policies, employment policies, procurement of inventories, supplies and services, promotion, advertising, publicity and marketing, and, generally, all activities necessary for the operation of the Premises. Manager shall also be responsible for the receipt, holding and disbursement of funds and maintenance of bank accounts in compliance with the Cash Management Agreements, if applicable.

         4.03 CONTRACTS, EQUIPMENT LEASES AND OTHER AGREEMENTS. Manager is hereby authorized to grant concessions, lease commercial space and enter into any other contract, equipment lease, agreement or arrangement pertaining to or otherwise reasonably necessary for the normal operation of the Premises (such concession, lease, equipment lease, contract, agreement or arrangement hereinafter being referred to individually as a "CONTRACT" and collectively as "CONTRACTS") on behalf of Lessee, as may be necessary or advisable and reasonably prudent business judgment in connection with the operation of the Premises and consistent with the Annual Operating Budget, and subject to any restrictions imposed by the Franchise Agreements, Leases or any Hotel Mortgage, and subject to the Lessee's prior written approval of: (i) any Contract which provides for a term exceeding one (1) year (unless such Contract is thirty day cancellable without cost, premium or penalty exceeding $25,000.00) or (ii) any tenant space lease, license or concession concerning any portion of the public space in or on the Premises for stores, office space, restaurant space, or lobby space. Lessee's approval of any Contract shall not be unreasonably withheld, delayed or conditioned. Unless otherwise agreed, all Contracts for the Premises shall be entered into in Lessee's name. Manager shall make available to Lessee, its agents, and employees, at the Premises during business hours, executed counterparts or certified true copies of all Contracts it enters into pursuant to this SECTION 4.03.

         4.04 ALCOHOLIC BEVERAGE/LIQUOR LICENSING REQUIREMENTS. With respect to any licenses and permits held by Lessee or any of its subsidiaries for the sale of any liquor and alcoholic beverages at any of the Premises, Manager agrees, as part of its management duties and services under this Agreement, to fully cooperate with any applicable liquor and/or alcoholic beverage authority and to assist Lessee with any documentation and other requests of such authority to the extent necessary to comply with any licensing and/or permitting requirements applicable to the Premises.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.01 LESSEE REPRESENTATIONS. Lessee, in order to induce Manager to enter into this Agreement, hereby represents and warrants to Manager as follows:

                  5.01.1. The execution of this Agreement is permitted by the Articles of Incorporation and Bylaws of Lessee and this Agreement has been duly authorized,


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Ashford TRS Corporation

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

         executed and delivered on behalf of Lessee and constitutes the legal, valid and binding obligation of Lessee enforceable in accordance with the terms hereof;

                  5.01.2. There is no claim, litigation, proceeding or governmental investigation pending, or, to the best knowledge and belief of Lessee, threatened, against or relating to Lessee, the properties or businesses of Lessee or the transactions contemplated by this Agreement which does, or may reasonably be expected to, materially or adversely affect the ability of Lessee to enter into this Agreement or to carry out its obligations hereunder, and, to the best knowledge and belief of Lessee, there is no basis for any such claim, litigation, proceeding or governmental investigation except as has been fully disclosed in writing by Lessee to Manager;

                  5.01.3. Neither the consummation of the transactions contemplated by this Agreement on the part of Lessee to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Lessee is a party or by which it is bound;

                  5.01.4. No approval of any third party (including any Landlord or the Holder of any Hotel Mortgage in effect as of the date of this Agreement) is required for Lessee's execution, delivery and performance of this Agreement that has not been obtained prior to the execution hereof;

                  5.01.5. Lessee holds all required governmental approvals required (if applicable) to be held by it to lease the Hotels; and

                  5.01.6. As of the date of this Agreement there are no defaults under any of the Leases.

         5.02 MANAGER REPRESENTATIONS. Manager, in order to induce Lessee to enter into this Agreement, hereby represents and warrants to Lessee as follows:

                  5.02.1. The execution of this Agreement is permitted by the Limited Partnership Agreement of Manager and this Agreement has been duly authorized, executed and delivered on behalf of Manager and constitutes a legal, valid and binding obligation of Manager enforceable in accordance with the terms hereof;

                  5.02.2. There is no claim, litigation, proceeding or governmental investigation pending, or, to the best knowledge and belief of Manager, threatened, against or relating to Manager, the properties or business of Manager or the transactions contemplated by this Agreement which does, or may reasonably be expected to, materially or adversely affect the ability of Manager to enter into this Agreement or to carry out its obligations hereunder, and, to the best knowledge and belief of Manager, there is no basis for any such claim, litigation, proceeding or governmental investigation, except as has been fully disclosed in writing by Manager to Lessee;


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Ashford TRS Corporation

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

                  5.02.3. Neither the consummation of the transactions contemplated by this Agreement on the part of Manager to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Manager is a party or by which it is bound;

                  5.02.4. No approval of any third party is required for Manager's execution, delivery and performance of this Agreement that has not been obtained prior to the execution and delivery hereof;

                  5.02.5. Manager holds all required governmental approvals required to be held by it to perform its obligations under this Agreement; and

                  5.02.6. Manager qualifies as an Eligible Independent Contractor, and during the Term of this Agreement, agrees to continue to qualify as an Eligible Independent Contractor.

                                   ARTICLE VI
                                    OPERATION

         6.01 NAME OF PREMISES; STANDARD OF OPERATION. During the Term of this Agreement, the Premises shall be known and operated by Manager as hotels licensed with the applicable Franchisor as noted on EXHIBIT C, with additional identification as may be necessary to provide local identification, provided Manager and/or Lessee have obtained and are successful in continuously maintaining the right to so operate the Premises, which Manager agrees to use its reasonable best efforts to do. Manager agrees to manage the Premises, for the account of Lessee, and so far as is legally possible, in accordance with the Annual Operating Budget and Applicable Standards subject to Force Majeure. In the event of termination of a Franchise Agreement for one or more of the Premises, Manager shall operate such Premises under such other franchise agreement, if any, as Lessee enters into or obtains as franchisee. If the name of a Franchisor's hotel system is changed, Lessee shall have the right to change the name of the applicable Hotel to conform thereto.

         Notwithstanding the foregoing or any other provision in this Agreement to the contrary, Manager's obligation with respect to operating and managing the Hotels in accordance with any Hotel Mortgage, Ground Leases, the Leases and the CCRs shall be limited to the extent (i) true and complete copies thereof have been made available to Manager by Lessee reasonably sufficient in advance to allow Manager to manage the Hotels in compliance with such documents, and (ii) the provisions thereof and/or compliance with such provisions by Manager (a) are applicable to the day-to-day management, maintenance and routine repair and replacement of the Hotels, the FF&E or any portion thereof, (b) do not require contribution of funds from Manager, (c) do not materially increase Manager's obligations hereunder or materially decrease Manager's rights or benefits hereunder, (d) do not limit or restrict, or attempt to limit or restrict any corporate activity or transaction with respect to Manager or any Manager Affiliate Entity or any other activity, transfer, transaction, property or other matter involving Manager or the Manager Affiliate Entities other than at the Site of the Hotels and (e) are


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Ashford TRS Corporation

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

otherwise within the scope of Manager's duties under this Agreement. Lessee acknowledges and agrees, without limiting the foregoing, that any failure of (i) Lessee to comply with the provisions of any Hotel Mortgage, Ground Leases, the Leases and the CCRs or Legal Requirements or (ii) Manager to comply with the provisions of any such agreements or Legal Requirements arising out of, in the case of both (i) and (ii), (A) the condition of the Hotels, and/or the failure of the Hotels to comply with the provisions of such agreements, prior to the Commencement Date, (B) construction activities at the Hotels prior to the Commencement Date, (C) inherent limitations in the design and/or construction of, location of the Hotels and/or parking at the Hotels prior to the Commencement Date, (D) failure of Lessee to provide funds, from operations or otherwise, sufficient to allow timely compliance with the provisions of the Applicable Standards or the Leases, the Ground Leases, any Hotel Mortgage and/or the CCRs through reasonable and customary business practices, and/or (E) Lessee's failure to approve any matter reasonably requested by Manager in Manager's good faith business judgment as necessary or appropriate to achieve compliance with such items, shall not be deemed a breach by Manager of its obligations under this Agreement. Manager and Lessee agree, that Manager may from time to time, so long as Manager is in compliance with the Franchise Agreements and Legal Requirements, provide collateral marketing materials in the rooms of the Hotels which advertise other hotels or programs of Manager or its Affiliates (including, through a dedicated television channel in the rooms of the Hotels), at the sole cost and expense of Manager, provided such other hotels or programs being marketed by Manager are not competing directly in the same market with the Hotel where the marketing materials and information are being placed by Manager.

         6.02 USE OF PREMISES. Manager shall use the Premises solely for the operation of the Hotels in accordance with the Applicable Standards and for all activities in connection therewith which are customary and usual to such an operation. Subject to the terms of this Agreement, Manager shall comply with and abide by all applicable Legal Requirements, and the requirements of any insurance companies covering any of the risks against which the Premises are insured, any Hotel Mortgage, the Ground Leases, the Leases, and the Franchise Agreements. If there are insufficient funds in the Operating Account to make any expenditure required to remedy non-compliance with such Legal Requirements or with the requirements of any Hotel Mortgage, the Ground Leases, the Leases, or the Franchise Agreements or applicable insurance, Manager shall promptly notify Lessee of such non-compliance and estimated cost of curing such non-compliance. If Lessee fails to make funds available for the expenditure so requested by Manager within thirty (30) days, Lessee agrees to indemnify and hold Manager harmless from and against any and all costs, expenses and other liabilities incurred by Manager resulting from such non-compliance (which such indemnity shall survive any termination of this Agreement). In no event shall Manager be required to make available or distribute, as applicable, sexually explicit materials or items of any kind, whether through retail stores or gift shops located at the Hotels or through "pay for view" programming in the guest rooms of the Hotels.

         6.03 GROUP SERVICES. Manager may cause to be furnished to the Premises certain services ("GROUP SERVICES") which are furnished generally on a central or regional basis to other hotels managed by Manager or any Manager Affiliate Entity and which benefit each hotel managed by Manager including, by way of example and not by way of limitation, (i) marketing, advertising and promotion;
(ii) centralized accounting payroll processing, ADP management,


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Ashford TRS Corporation

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

management and administration of accounts payable, accounts receivable and cash management accounting and MIS support services; (iii) the preparation and maintenance of the general ledger and journal entries, internal audit, budgeting and financial statement preparation, (iv) recruiting, training, career development and relocation in accordance with Manager's or any Manager Affiliate Entities' relocation plan; (v) employee benefits administration; (vi) engineering and risk management; (vii) information technology; (viii) legal support (such as license and permit coordination, filing and completion, standardized contracts, negotiation and preparation, and similar legal services benefiting the Hotels); (ix) purchasing arising out of ordinary hotel operations not otherwise contemplated in SECTION 8.02G hereof; (x) internal audit services;
(xi) reservation systems; and (xii) such other additional services as are or may be, from time to time, furnished for the benefit of Manager's or any Manager Affiliate Entities' hotels or in substitution for services now performed at Manager's individual hotels which may be more efficiently performed on a group basis. Manager shall assure that the costs and expenses incurred in providing Group Services to the Premises shall have been allocated to the Premises on a pro-rata basis consistent with the method of allocation to all of Manager's (and any Manager Affiliate Entities') hotels receiving the same services, shall be incurred at a cost consistent with the Annual Operating Budget and shall constitute Deductions. All Group Services provided by Manager shall be at the actual costs (without mark up for fee or profit to Manager or any Manager Affiliate Entity, but including salary and employee benefit costs and costs of equipment used in performing such services and overhead costs) of Group Services for the benefit of all of Manager's hotels receiving the same services, and shall be of a quality comparable to which Manager could obtain from other providers for similar services.

         6.04 RIGHT TO INSPECT. Lessee, the beneficial owners of Lessee, the Landlords (to the extent permitted under such Leases), any Holder under any Hotel Mortgage (to the extent permitted under such Hotel Mortgage), and their respective agents, shall have access to the Premises at any and all reasonable times for any purpose. Manager will be available to consult with and advise such parties, at their reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Hotels.

                                  ARTICLE VII
                         WORKING CAPITAL AND INVENTORIES

         7.01 WORKING CAPITAL AND INVENTORIES. The Lessee shall cause funds to be deposited in one or more operating accounts established by Manager, in amounts sufficient to operate the Premises in accordance with the Annual Operating Budget, including the establishment and maintenance of positive Working Capital and Inventories as reasonably determined by Manager. All Working Capital and Inventories are and shall remain the property of Lessee. In the event Lessee fails to advance funds which are necessary in order to maintain positive Working Capital and Inventories at reasonable levels for any of the Hotels, Manager shall have the right to elect to terminate this Agreement upon sixty (60) days' prior written notice to Lessee with respect to the affected applicable Hotel. During such sixty (60) day period, Lessee and Manager shall use reasonable efforts to resolve the dispute over such Working Capital and Inventory requirements. If such dispute is not resolved, then this Agreement shall terminate with respect to the affected applicable Hotel on the sixtieth
(60th) day following Manager's delivery of written notice of termination as provided above. If such dispute is resolved, then the notice will be deemed


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Ashford TRS Corporation

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

rescinded and this Agreement shall not be terminated pursuant to the notice with respect to the affected applicable Hotel. Further, if Manager should so terminate this Agreement with respect to the affected applicable Hotel and if Manager in good faith incurs expenditures, or otherwise accrues liabilities in accordance with the Annual Operating Budget and variances allowed herein, in each case, prior to the date of termination, Lessee agrees to promptly indemnify and hold Manager harmless from and against (i) any and all liabilities, costs and expenses properly incurred by Manager in connection with the operations of the applicable Hotel through the date of Termination of this Agreement with respect to such Hotel, and (ii) any and all liabilities, costs and expenses properly incurred by Manager as a result of Lessee's failure to perform any obligation or pay any liability arising under any service, maintenance, franchise or other agreements, employment relationships (other than Excluded Employee Claims), leases or contracts pertaining to the applicable Hotel after Termination of this Agreement with respect to such Hotel. Lessee acknowledges that liabilities arising in connection with the operation and management of the applicable Hotel including, without limitation, all Deductions, incurred in accordance with the terms of this Agreement, are and shall remain the obligations of Lessee, and Manager shall have no liability therefor unless otherwise expressly provided herein. In the event of a Termination by Manager pursuant to this SECTION 7.01, Manager shall be entitled to a termination fee as liquidated damages but not as a penalty, as set forth in connection with a termination for convenience as described in SECTION 2.03(c) and subject to
SECTION 2.03(d) above.

         7.02 FIXED ASSET SUPPLIES. Lessee shall provide the funds necessary to supply the Premises initially with Fixed Asset Supplies as reasonably determined by Manager consistent with the cost budgeted therefor in the Annual Operating Budget and otherwise consistent with the intent of the parties that the level of such supplies will be adequate for the proper and efficient operation of the Premises at the Applicable Standards. Fixed Asset Supplies shall remain the property of Lessee.

                                  ARTICLE VIII
                      MAINTENANCE, REPLACEMENT AND CHANGES

         8.01 ROUTINE AND NON-ROUTINE REPAIRS AND MAINTENANCE. Manager, at the expense of Lessee, shall maintain the Premises in good repair and condition as is required by the Applicable Standards. Manager, on behalf of Lessee, shall make or cause to be made such routine maintenance, repairs and minor alterations as Manager from time to time deems reasonably necessary for such purposes, the cost of which: (i) can be expensed under GAAP, (ii) shall be paid from Gross Revenues, and treated as a Deduction, and (iii) are consistent with the Annual Operating Budget. In addition, Lessee shall make or cause to be made such non-routine repairs and maintenance, either to the Premises' building or its fixtures, furniture, furnishings and equipment ("FF&E"), pursuant to the Capital Improvement Budget approved by Lessee and Landlord, the cost of which shall be paid for in the manner described in SECTION 8.02. Manager and Lessee shall use their respective best efforts to prevent any liens from being filed against the Premises which arise from any maintenance, changes, repairs, alterations, improvements, renewals or replacements in or to the Premises. Lessee and Manager shall cooperate fully in obtaining the release of any such liens. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release. All changes, repairs,


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Ashford TRS Corporation

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

alterations, improvements, renewals or replacements made pursuant to this
ARTICLE VIII shall be the property of the Lessee.

         8.02 CAPITAL IMPROVEMENT RESERVE.

         A. Manager shall establish (on behalf of Landlord), in respect of each Fiscal Year during the term of this Agreement, a reserve account on the Hotel's books of account ("CAPITAL IMPROVEMENT RESERVE") to cover the cost of:

                  1.       Replacements and renewals to the Premises' FF&E; and

                  2. Certain non-routine repairs and maintenance to the Hotel's building(s) which are normally capitalized under GAAP such as, but not limited to, exterior and interior repainting, resurfacing, building walls, floors, roofs and parking areas, and replacing folding walls and the like, and major repairs, alterations, improvements, renewals or replacement to the Hotel's building structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.

         B. For each Fiscal Year, the Capital Improvement Reserve shall be an amount equal to four percent (4%) of the Hotel's Gross Revenues for the applicable year (or greater if required by any Landlord, Holder or Franchisor), or in such other amount as agreed to by Landlord, Lessee and Manager.

                  Payments of the percentage amounts specified above shall be made on an interim accounting basis as specified in SECTION
                  11.02 hereof. Calculations and payments from the Capital Improvement Reserve made with respect to each Accounting Period shall be accounted for cumulatively for each Fiscal Year. After the close of each Fiscal Year, any adjustments required by the Fiscal Year accounting shall be made by Manager. Any proceeds from the sale of the Premises' FF&E no longer necessary to the operations of the Premises shall also be credited to the Capital Improvement Reserve. All payments from the Capital Improvement Reserve shall be reserved and paid from Gross Revenues. Such payments and sale proceeds shall be placed in an escrow account or accounts consistent with the requirements of the Cash Management Agreements, if any. Any interest earned in said account attributable to funds deposited pursuant to this Agreement shall be added to such Capital Improvement Reserve, thereby reducing the amount required to be placed in the account from Gross Revenues.

         C. Manager shall, in accordance with and subject to the Capital Improvement Budget described in SECTION 8.02E, from time to time make such substitutions and replacements of or renewals to FF&E and non-routine repairs and maintenance as described in SECTION 8.01 as it deems necessary to maintain the Hotels as required by this Agreement. Except as hereinafter provided, no expenditures will be made except as otherwise provided in the Capital Improvement Budget without the approval of Lessee and Landlord, and provided further, however, that if any such expenditures which are required by reason of any (i) emergency, or (ii) applicable


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Ashford TRS Corporation

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

                  Legal Requirements, or (iii) the terms of the Franchise Agreement, or (iv) are otherwise required for the continued safe and orderly operation of the Hotels, Manager shall immediately give Lessee and Landlord notice thereof and shall be authorized to take appropriate remedial action without such approval whenever there is a clear and present danger to life, limb or property of the Hotels or its guests or employees. The cost of all such changes, repairs, alterations, improvements, renewals, or replacements will be paid for first from the Capital Improvement Reserve or other monies advanced by Lessee from funds received or owned by Landlord. At the end of each Fiscal Year any amount remaining in the Capital Improvement Reserve in excess of the amounts unspent but contemplated to be spent pursuant to the Capital Improvement Budget for such Fiscal Year or as otherwise approved by Lessee and Landlord may be withdrawn by the Lessee on behalf of Landlord.

         D. All changes, repairs, alterations, improvements, renewals or replacements made pursuant to this ARTICLE VIII shall be the property of Landlord.

         E. Manager shall prepare a budget ("CAPITAL IMPROVEMENT BUDGET") of the expenditures necessary for replacement of FF&E and building repairs of the nature contemplated by SECTION 8.01 during the ensuing Fiscal Year and shall provide such Capital Improvement Budget to Lessee and Landlord for approval at the same time Manager submits the Annual Operating Budget. The Capital Improvement Budget shall not be deemed accepted by Lessee and Landlord in the absence of their respective express written approval. Not later than thirty (30) days after receipt by Lessee and Landlord of a proposed Capital Improvement Budget (or such longer period as Lessee and Landlord may reasonably request on Notice to the Manager), Lessee and/or Landlord may deliver a Notice (a "CIB OBJECTION NOTICE") to the Manager stating that Lessee and/or Landlord objects to any information contained in or omitted from such proposed Capital Improvement Budget and setting forth the nature of such objections with reasonable specificity. Failure of Lessee and/or Landlord to deliver a CIB Objection Notice shall be deemed rejection of the Manager's proposed Capital Improvement Budget in its entirety. Upon receipt of any CIB Objection Notice, the Manager shall, after consultation with Lessee and Landlord, modify the proposed Capital Improvement Budget, taking into account Lessee's and/or Landlord's objections, and shall resubmit the same to Lessee and Landlord for Lessee's approval within fifteen (15) days thereafter, and Lessee and/or Landlord may deliver further CIB Objection Notices (if any) within fifteen (15) days thereafter (in which event, the re-submission and review process described above in this sentence shall continue until the proposed Capital Improvement Budget in question is accepted and consented to by Lessee and Landlord). Notwithstanding anything to the contrary set forth herein, Lessee and Landlord shall have the right at any time subsequent to the acceptance and consent with respect to any Capital Improvement Budget, on Notice to the Manager, to revise, with the reasonable approval of Manager, such Capital Improvement Budget or to request that the Manager prepare for Lessee's and/or Landlord's approval a revised Capital Improvement Budget,


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Ashford TRS Corporation

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

                  taking into account such circumstances as Lessee and Landlord deem appropriate; provided, however, that the revision of a Capital Improvement Budget shall not be deemed a revocation of the Manager's authority with respect to such actions as the Manager may have already taken prior to receipt of such revision notice in implementing a previously approved budget or plan. Manager shall have the right and discretion to expend funds from the Capital Improvement Reserve for replacements and renewals of FF&E in the Hotels' interior public areas and guest rooms and routine maintenance, repairs and minor alterations during the Fiscal Year in question (but not for any other capital expenditures) in accordance with the provisions of the Capital Improvement Budget.

         F. It is the intent of Manager and Lessee to maintain the Premises in conformance with the Applicable Standards. Accordingly, as the Hotels age, if the Capital Improvement Reserve established pursuant to the terms hereof is insufficient to meet such standards, and if the Capital Improvement Budget prepared in good faith by Manager and approved by Lessee and Landlord exceeds the available and anticipated funds in the Capital Improvement Reserve, Lessee, Landlord and Manager will consider the matter and Lessee and Landlord may elect to:

                  1. increase the annual reserve provision to provide the additional funds required; or

                  2.       obtain financing for the additional funds required.

         G. In consideration of the Project Management Fee (as defined below), Manager shall be responsible for managing, coordinating, planning and executing the Capital Improvement Budget and all major repositionings of the Hotels. In addition, Manager shall be paid additional fees at current market rates (determined with reference to other third party providers of such services who are not discounting such fees as result of fees generated from other services) (collectively, the "MARKET SERVICE FEES"), subject to the Approval Requirement (defined in subparagraph 8.02(I) below), for the following services (the "PROJECT RELATED SERVICES") to be provided in accordance with the Applicable Standards (with the understanding that Manager may subcontract for any or all of the following Project Related Services):

                  1. Construction Management - Manager shall, on major renovation tasks which involve the selection and engagement of a general contractor, coordinate the selection process with Lessee and/or Landlord, shall assist in the negotiation of construction contracts, manage such construction contracts and related issues, and shall engage separate contractors and subcontractors for specific tasks outside the scope of the general contractor.

                  2. Interior Design - With respect to any interior design elements involved in the implementation of the Capital Improvement Budget, Manager shall be responsible for overseeing the development of conceptual plans


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Ashford TRS Corporation

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

                           (consistent with Lessee's and Landlord's objectives), shall arrange for preparation of specifications, coordinate and make all fabric, flooring, furniture and wall treatment selections (both colors and finishes), coordinate reselections and document all selections in specification books as required under the terms of the Franchise Agreement and coordinate all related franchise approvals, and will manage the applicable Franchisor process on approval of all selections relating to initial and final selections.

                  3. Architectural - Manager shall, if applicable, make recommendations of engagement of architects, negotiate architectural agreements on behalf of Lessee and Landlord (with Lessee's and Landlord's approval), manage all architects applicable to the implementation of the Capital Improvement Budget, oversee all conceptual designs and sketches, review all necessary plans, drawings, shop drawings and other matters necessary for the proper implementation of the Capital Improvement Budget, and coordinate and manage all approvals necessary for the implementation of the Capital Improvement Budget such as Franchisor approvals, governmental approvals and Holder approvals.

                  4. FF&E Purchasing - Manager shall be responsible for the evaluation of all specifications and negotiations of all prices associated with the purchasing of FF&E, shall manage and issue all purchase orders and place orders necessary for the proper and timely delivery of all FF&E.

                  5. FF&E Expediting/Freight Management - Manager shall be responsible for the expediting of all FF&E contemplated in an applicable Capital Improvement Budget including managing the freight selection and shipping process in a cost effective manner.

                  6. FF&E Warehousing - Manager shall be responsible, if applicable, for the management and coordination of all warehousing of goods delivered at the job site, inspection of materials delivered, and the filing of all claims associated with the delivery of defective or damaged goods.

                  7. FF&E Installation and Supervision - Manager shall be responsible for the management and oversight of the installation of all FF&E in compliance with specifications and Franchisor standards as required to implement the Capital Improvement Budget.

                  Manager shall be paid a project management fee (herein, the "PROJECT MANAGEMENT FEE") equal to four percent (4%) of the total project costs associated with the implementation of the Capital Improvement Budget (both hard and soft) payable monthly in arrears based upon the prior calendar month's total expenditures under the Capital Improvement Budget until such time that the Capital Improvement Budget and/or renovation project involves the expenditure of an amount in excess of five percent (5%) of Gross Revenues of the applicable Hotel, whereupon the Project Management Fee shall be reduced to three percent


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Ashford TRS Corporation

                  (3%) of the total project costs in excess of the five percent (5%) of Gross Revenue threshold. The Project Management Fee shall be accounted for and documented and consistent with the requirements of SECTION 11.02 herein. Any onsite or dedicated personnel required for the direct supervision of the implementation of a Capital Improvement Budget or other renovation project will be a direct cost to, and shall be reimbursed by, the Landlord.

         H. Except as otherwise provided herein, in no event shall Manager realize any kick backs, rebates, cash incentives, administration fees, concessions, profit participations, investment rights or similar payments or economic consideration from or in, as applicable, vendors or suppliers of goods or services. Manager agrees that any such amounts or benefits derived shall be held in trust for the benefit of Lessee or Landlord (as applicable).

         I. Any Market Service Fees for the Project Related Services shall be, once approved, reflected in the Capital Improvements Budget (such Market Service Fees subject to any adjustments necessary for then existing market conditions) shall be submitted for approval to Lessee and Landlord with the applicable Capital Improvement Budget, and shall be deemed approved by the Lessee and Landlord unless a majority of the Independent Directors of AHT affirmatively vote that such Market Service Fees are not market (determined by reference to fees charged by third party providers who are not hotel managers or who are not discounting such fees as result of fees generated from other services) (herein called the "APPROVAL REQUIREMENT"). In the event that the majority of the Independent Directors of AHT affirmatively votes that the Market Service Fees proposed by Manager are not market, the Lessee and Manager agree to engage a consultant reasonably satisfactory to both Lessee and Manager to provide then current market information with respect to the proposed Market Service Fees and a written recommendation as to whether such fees are market or not. If the consultant's recommendation provides that such Market Service Fees as proposed by Manager are market, then the Landlord agrees to pay any consultant fees incurred by such consultant in making the recommendation. If the consultant's recommendation does not support the Market Service Fees as proposed by Manager, then Manager agrees to pay the consultant's fees incurred in connection with the recommendation and agrees to either re-submit Manager's proposed Market Service Fees consistent with the market research and recommendation of the consultant for approval to Lessee and Landlord, or elect by Notice to Lessee and Landlord that Manager will not provide the Project Related Services.

                                   ARTICLE IX
                                    EMPLOYEES

         9.01 EMPLOYEE HIRING. Manager will hire, train, promote, supervise, direct the work of and discharge all personnel working on the Premises. Manager shall be the sole judge of the fitness and qualification of such personnel and is vested with absolute discretion in the hiring, discharging, supervision, and direction of such personnel during the course of their employment and in the operation of the Premises.


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

         9.02 COSTS; BENEFIT PLANS. Manager shall fix the employees' terms of compensation and establish and maintain all policies relating to employment, so long as they are reasonable and in accordance with the Applicable Standards and the Annual Operating Budget. Without limiting the foregoing, Manager may, consistent with the applicable budgets, enroll the employees of the Hotels in pension, medical and health, life insurance, and similar employee benefit plans ("BENEFIT PLANS") substantially similar to plans reasonably necessary to attract and retain employees and generally remain competitive. The Benefit Plans may be joint plans for the benefit of employees at more than one hotel owned, leased or managed by Manager or Manager Affiliate Entities. Employer contributions to such plans (including any withdrawal liability incurred upon Termination of this Agreement) and reasonable administrative fees (but without further markup by Manager), which Manager may expend in connection therewith, shall be the responsibility of Lessee and shall be a Deduction. The administrative expenses of any joint plans will be equitably apportioned by Manager among properties covered by such plan.

         9.03 MANAGER'S EMPLOYEES. It is expressly understood and agreed that all such personnel employed at the Hotels, including the Manager's acting General Managers for each of the Hotels, will be the employees of Manager for all purposes including, without limitation, federal, state and local tax and reporting purposes, but the expense incurred in connection therewith will be a Deduction and for Lessee's account. A General Manager's compensation may be allocated to other Hotels on a fair and equitable basis if the General Manager oversees and supervises other Hotel operations. Manager shall use such care when hiring any employees as may be common to the hospitality business and consistent with the Manager's standards of operation. Lessee acknowledges and agrees that Manager, as the employer of all of the Hotels' employees, shall be entitled to all federal, state and/or local tax credits or benefits allowed to employers relating to the Hotels' employees including, without limitation, the Work Opportunity Tax Credit, the Targeted Jobs Tax Credit, and similar tax credits (provided that Manager shall pay all incremental fees, if applicable, to qualify for such tax credits). Manager, in accordance with the Annual Operating Budget, may draw down from Gross Revenues all costs and expenses, of whatever nature, incurred in connection with such employees, including, but not limited to, wages, salaries, on-site staff, bonuses, commissions, fringe benefits, employee benefits, recruitment costs, workmen's compensation and unemployment insurance premiums, payroll taxes, vacation and sick leave (collectively, "EMPLOYEE COSTS AND EXPENSES").

         9.04 SPECIAL PROJECTS - CORPORATE EMPLOYEES. The costs, fees, compensation and other expenses of any persons engaged by Manager to perform duties of a special nature, directly related to the operation of the Premises, including, but not limited to, in-house or outside counsel, accountants, bookkeepers, auditors, employment search firms, marketing and sales firms, and similar firms of personnel, shall be operating expenses, payable from and consistent with the Annual Operating Budget and not the responsibility of the Manager. The costs, fees, compensation and other expenses of those personnel of Manager assigned to special projects for the Hotels shall also be operating expenses payable by the Lessee and not the responsibility of Manager. The daily per diem rate for those personnel shall be based upon the actual costs of Manager in providing its personnel for such special services or projects, without mark-up for fee or profit but including salary and employee benefit costs and costs of equipment used in performing such services, overhead costs, travel costs and long distance telephone. Such special services shall include, but not be limited to, those matters which are not included within the


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Ashford TRS Corporation

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

scope of the duties to be performed by Manager hereunder and, if not provided by Lessee, would involve the Lessee's engagement of a third party to perform such services; for example, special sales or marketing programs, market reviews, assistance in opening new food and beverage facilities, legal services, accounting services, tax services, insurance services, data processing, engineering personnel, and similar services.

         9.05 TERMINATION. At Termination, subject to SECTION 2.01 above, Lessee shall reimburse Manager for costs and expenses incurred by Manager which arise out of either the transfer or termination of Manager's employees at the Hotels, such as reasonable transfer costs, compensation in lieu of vacation and sick leave, severance pay (including a reasonable allowance for severance pay for Executive Employees of the Hotels, the amount of such allowance not to exceed an amount equal to Manager's then current severance benefits for such terminated Executive Employees, unless Lessee otherwise approves), unemployment compensation, employer liability pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA liability) and the Worker Adjustment and Retraining Notification Act (WARN Act) and other employment liability costs arising out of the termination of the employment of the Manager's employees at the Premises (herein collectively called "EMPLOYEE RELATED TERMINATION COSTS"). This reimbursement obligation shall not apply to any corporate personnel of Manager assigned to the Hotels for special projects or who perform functions for Manager at the corporate level. In order to be reimbursable hereunder, any Employee Related Termination Costs must be pursuant to policies of Manager which shall be consistent with those of other managers managing similar hotels in similar markets and geographical locations and which shall be subject to review and reasonable approval of Lessee from time to time upon Notice from Lessee and which review and approval shall occur no more than one time during each Fiscal Year during the term of this Agreement.

         At Termination, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to reimburse Manager for all reimbursable Employee Related Termination Costs.

         9.06 EMPLOYEE USE OF HOTEL. Manager, in its discretion, may (i) provide lodging for Manager's Executive Employees and corporate staff visiting the Hotels in connection with the performance of Manager's services hereunder and allow them the use of the facilities of the Hotels, and (ii) provide the management of the Hotels with temporary living quarters within the Hotels and the use of all facilities of the Hotels, in either case at a discounted price or without charge, as the case may be. Manager shall, on a space available basis, provide lodging at the Hotels for Lessee's employees, officers and directors visiting the Hotels and allow them the use of all facilities of the Hotels in either case without charge, except for recreational facilities for which a charge will apply.

         9.07 NON-SOLICITATION. During the term of this Agreement and for a period of two (2) years thereafter, unless an Event of Default by Manager exists under this Agreement beyond applicable grace or cure periods, or the Agreement has been terminated as a result of an uncured Event of Default by Manager, Lessee agrees that it (and its Affiliates) will not, without the prior written consent of Manager, either directly or indirectly, alone or in conjunction with any other


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

person or entity, (i) solicit or attempt to solicit any general manager (each a "GENERAL MANAGER" and, collectively, "GENERAL MANAGERS") of the Hotels or any other hotels managed by Manager or any of Manager's Executive Employees (collectively, the General Manager and Executive Employees are herein called the "KEY EMPLOYEES") to terminate, alter or lessen Key Employees' employment or affiliation with Manager or to violate the terms of any agreement or understanding between any such Key Employee and Manager, as the case may be, or
(ii) employ, retain, or contract with any Key Employee.

                                   ARTICLE X
                         BUDGET, STANDARDS AND CONTRACTS

         10.01 ANNUAL OPERATING BUDGET. Not less than forty-five (45) days prior to the beginning of each Fiscal Year, Manager shall submit to Lessee for each of the Hotels, a budget (the "ANNUAL OPERATING BUDGET") setting forth in detail an estimated profit and loss statement for the next twelve (12) Accounting Periods, or for the balance of the Fiscal Year in the event of a partial first Fiscal Year, including a schedule of hotel room rentals and other rentals and a marketing and business plan for each of the Hotels, such budget to be substantially in the format of EXHIBIT "D" attached hereto.

         10.02 BUDGET APPROVAL. The Annual Operating Budget submitted to Lessee by Manager shall be subject to the approval of Lessee (such approval not to be unreasonably withheld). The Annual Operating Budget shall not be deemed accepted by Lessee in the absence of its express written approval. Not later than thirty
(30) days after receipt by Lessee of a proposed Annual Operating Budget (or such longer period as Lessee may reasonably request on Notice to Manager), Lessee may deliver an AOB OBJECTION NOTICE with reasonable detail to the Manager stating that Lessee objects to any information contained in or omitted from such proposed Annual Operating Budget and setting forth the nature of such objections with reasonable specificity. Failure of Lessee to deliver an AOB Objection Notice shall be deemed rejection of the Manager's proposed Annual Operating Budget in its entirety. Upon receipt of any AOB Objection Notice, the Manager shall, after consultation with Lessee, modify the proposed Annual Operating Budget, taking into account Lessee's objections, and shall resubmit the same to Lessee for Lessee's approval within fifteen (15) days thereafter, and Lessee may deliver further AOB Objection Notices (if any) within fifteen (15) days thereafter (in which event, the re-submission and review process described above in this sentence shall continue until the proposed Annual Operating Budget in question is accepted and consented to by Lessee). Notwithstanding anything to the contrary set forth herein, Lessee shall have the right at any time subsequent to the acceptance and consent with respect to any Annual Operating Budget, on Notice to the Manager, to revise such Annual Operating Budget or to request that the Manager prepare for Lessee's approval a revised Annual Operating Budget (with the approval of Manager, such approval not to be unreasonably withheld), taking into account such circumstances as Lessee deems appropriate; provided, however, that the revision of an Annual Operating Budget shall not be deemed a revocation of the Manager's authority with respect to such actions as the Manager may have already taken prior to receipt of such revision notice in implementing a previously approved budget or plan. Lessee and Manager acknowledge and agree that the Annual Operating Budgets are merely forecasts of operating revenues and expenses for an ensuing year and shall be revised, by agreement of Lessee and Manager, from time to time as


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

business and operating conditions shall demand. However, Manager shall use its reasonable best efforts to operate the Premises in accordance with the Annual Operating Budget. The failure of any of the Hotels to perform in accordance with such Annual Operating Budget shall not constitute a default by Manager of this Agreement, however, the Lessee has a right to terminate this Agreement with respect to a Subject Hotel if such Subject Hotel fails to satisfy the Performance Test as set forth in SECTION 2.03(c) above.

         10.03 OPERATION PENDING APPROVAL. If the Annual Operating Budget (or any component thereof) has not yet been approved by Lessee prior to any applicable Fiscal Year, then, until approval of such Annual Operating Budget (or such component) by Lessee, Manager shall operate the Hotels substantially in accordance with the prior year's Annual Operating Budget except for (a) those components of the Annual Operating Budget for the applicable Fiscal Year approved by Lessee, (b) the Necessary Expenses which shall be paid as required,
(c) the Emergency Expenses which shall be paid as required, and (d) those expenses that vary in correlation with Gross Revenues and/or occupancy in the aggregate.

         10.04 BUDGET MEETINGS. At each budget meeting and at any additional meetings during a Fiscal Year reasonably called by Lessee or Manager, Manager shall consult with Lessee on matters of policy concerning management, sales, room rates, wage scales, personnel, general overall operating procedures, economics and operation and other matters affecting the operation of the Hotels.

                                   ARTICLE XI
                             OPERATING DISTRIBUTIONS

         11.01 MANAGEMENT FEE. As consideration for the services to be rendered by Manager pursuant to this Agreement as manager and operator of the Premises, Manager shall be paid the following Base Management Fee and Incentive Management Fee (as such terms are hereinafter defined), collectively called the "MANAGEMENT FEE", for each of the Hotels on a property by property basis as follows:

         A. BASE MANAGEMENT FEE. The base management fee ("BASE MANAGEMENT FEE") shall be equal to the greater of (i) $10,000 (to be increased annually based on any increases in CPI over the preceding annual period), or (ii) three percent (3%) of the Gross Revenues for each Accounting Period, to be paid monthly in arrears. If this Agreement shall commence or expire on other than the first and last day of a calendar month, respectively, the Base Management Fee shall be apportioned based on the actual number of days of service in the month.

         B. INCENTIVE FEE. The incentive fee (the "INCENTIVE FEE") shall be equal to the lesser of (i) one percent (1%) of Gross Revenues for each Fiscal Year and (ii) the amount by which the actual Gross Operating Profit exceeds the Budgeted GOP determined on a property by property basis ("GOP TEST"). The Incentive Fee shall be payable annually in arrears within ninety (90) days after the end of each Fiscal Year; provided, however, if based on actual operations and revised forecasts from time to time, it is reasonably anticipated that the Incentive Fee is reasonably expected to be earned for such Fiscal Year, Lessee shall reasonably


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

                  consider payment of the Incentive Fee, pro-rata on a quarterly basis, within twenty (20) days following the end of each calendar quarter, subject to final adjustment within ninety
                  (90) days following the end of the Fiscal Year.

         11.02 ACCOUNTING AND INTERIM PAYMENT.

         A. Manager shall submit monthly, pursuant to SECTION 15.02, an interim accounting to Lessee showing Gross Revenues, Deductions, Gross Operating Profit and Net Operating Income before Debt Service.

         B. Calculations and payments of the Base Management Fee made with respect to each Accounting Period shall be made on an interim accounting basis and shall be accounted for cumulatively for each Fiscal Year. After the end of each Fiscal Year, Manager shall submit to Lessee an accounting for such Fiscal Year, consistent with SECTION 15.03, which accounting shall be controlling over the interim accountings. Any adjustments required by the Fiscal Year accounting shall be made promptly by the parties.

         C. The Incentive Fee shall only be calculated and earned based upon the Gross Operating Profit achieving the required GOP Test for any given Fiscal Year or a portion thereof if the period of calculation cannot include the full period from January 1 to December 31.

         D. If Lessee raises no objection for any reason (excluding fraud) within one (1) year from the receipt of annual accounting statements as provided herein (or for fraud within any applicable statute of limitations period, and if no statute of limitations period exists, then in no event to exceed four (4) years from receipt of annual accounting statements as provided herein), such accounting shall be deemed to have been accepted by Lessee as true and correct, and Lessee shall have no further right to question its accuracy. Manager will provide Lessee profit and loss statements for the current period and year-to-date, including actual, budget and last year comparisons, as required by SECTION 15.03.

                                  ARTICLE XII
                                    INSURANCE

         12.01 INSURANCE. Manager shall coordinate with Lessee, at all times during any period of development, construction, renovation, furnishing and equipping of the Premises, the procurement and maintenance in amount and scope as available and market for the hotel lodging industry for hotels of similar type and in similar markets and geographical locations as the Hotels, public liability and indemnity and property insurance with minimum limits of liability as required by Lessee, the Landlords, any Holder, or Franchisors, if applicable, to protect Lessee, Landlord, Manager, any Holder, and any Franchisor, if applicable, against loss or damage arising in connection with the development, construction, renovation, furnishing and equipping of the Premises (and pre-opening activities, if applicable), including, without limitation, the following:


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

                  12.01.1. EXTENDED COVERAGE, BOILER, BUSINESS INTERRUPTION AND LIABILITY INSURANCE.

                  (a) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts as determined by Lessee) in an amount not less than 100% of the then "FULL REPLACEMENT COST" thereof (as defined below) or such other amount which is acceptable to Lessee, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

                  (b) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Hotels, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessee from time to time;

                  (c) Loss of income insurance on the "Special Form", in the amount of one year of the sum of Base Rent plus Percentage Rent (as such terms are defined in and as determined pursuant to the Leases) for the benefit of Landlords, and business interruption insurance on the "Special Form" in the amount of one year of Gross Operating Profit, for the benefit of Lessee. All loss of income insurance proceeds shall be part of Gross Revenues;

                  (d) Commercial general liability insurance, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000.00 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limited of at least $35,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, and "all risk legal liability" (including liquor law or "dram shop" liability if liquor or alcoholic beverages are served at the Hotels);

                  (e) Automobile insurance on vehicles operating in conjunction with the Hotels with limits of liability of at least $1,000,000.00 combined, single limit coverage; and

                  (f) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Hotels and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State where the Hotels are located at rates which are economically practicable in relation to the risks covered as may be reasonably requested by Lessee and otherwise consistent with the costs allocated therefor in the Annual Operating Budget.

                  12.01.2. OPERATIONAL INSURANCE.

                  (a) Workers' compensation and employer's liability insurance as may be required under Legal Requirements and as Manager may deem reasonably prudent covering all of Manager's employees at the Premises, with such deductible limits or self-insured retentions as may be reasonably established from time to time by Manager;


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

                  (b) Fidelity bonds, with limits and deductibles as may be reasonably requested by Lessee, covering Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law; and

                  (c) Such other insurance in amounts as Manager in its reasonable judgment deems advisable for its protection against claims, liabilities and losses arising out of or connected with its performance under this Agreement, and otherwise consistent with the costs allocated therefor in the Annual Operating Budget.

         12.02 REPLACEMENT COST. The term "FULL REPLACEMENT COST" as used herein shall mean the actual replacement cost of the Hotels requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party to this Agreement believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost re-determined.

         12.03 INCREASE IN LIMITS. If either party to this Agreement at any time deems the limits of the personal injury or property damage under the comprehensive commercial general liability insurance then carried to be either excessive or insufficient, such parties shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

         12.04 BLANKET POLICY. Notwithstanding anything to the contrary contained in this ARTICLE XII, Manager may include the insurance required hereunder within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Manager; provided, however, that the coverage afforded to the parties as required herein will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Agreement by reason of the use of such blanket policy of insurance, and provided further that the requirements of this ARTICLE XII are otherwise satisfied.

         12.05 COSTS AND EXPENSES. Insurance premiums and any costs or expenses with respect to the insurance, including, without limitation, agent's and consultant's costs used to place insurance or adjust claims, shall be Deductions. Premiums on policies for more than one year shall be charged pro-rata against Gross Revenues over the period of the policies and to the extent, through blanket policies, cover other hotels managed by Manager or owned by Lessee or any of its Affiliates, shall be allocated based on rooms, number of employees, values or other methods as determined to be reasonable by Manager and Lessee. Any reserves, losses, costs, damages or expenses which are uninsured, self-insured, or fall within deductible limits shall be treated as a cost of insurance and shall be Deductions, subject to ARTICLE XXV.

         12.06 POLICIES AND ENDORSEMENTS.

         A. Where permitted, all insurance provided for under this ARTICLE XII shall name Lessee as insured, and Manager, any Holder, the Landlords, and, if required, the Franchisors, as additional insureds. The party procuring such insurance shall


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

                  deliver to the other party certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies and, in the event of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten (10) days prior to the respective dates of expiration.

         B. All policies of insurance provided for under this ARTICLE XII shall, to the extent obtainable, be with insurance companies licensed or authorized to do business in the state in which the Premises are located, with a minimum rating of A or better in the Best's Insurance Guide and an S&P rating of at least A+V (or such higher rating if so required by any Holder, Landlord or Franchisor), and shall have attached thereto an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days' (and for Texas Hotels, ten (10) days') prior written notice to Lessee. All insurance policies obtained pursuant to this ARTICLE XII shall contain a standard waiver of subrogation endorsement.

         12.07 TERMINATION. Upon Termination of this Agreement, an escrow fund in an amount reasonably acceptable to Manager shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to cover the amount of any costs which, in Manager's reasonable business judgment, will likely need to be paid by either Lessee or Manager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the Term of this Agreement. Upon the final disposition of all such pending or contingent claims, any unexpended funds remaining in such escrow shall be paid to Lessee.

                                  ARTICLE XIII
                             TAXES AND DEBT SERVICE

         13.01 TAXES.

                  (a) All real estate and ad valorem property taxes, assessments and similar charges on or relating to the Premises during the Term of this Agreement shall be paid by Manager, on behalf of Lessee, before any fine, penalty, or interest is added thereto or lien placed upon the Premises, unless payment thereof is stayed. All such payments shall be reserved and paid from Gross Revenues and treated as Deductions in determining Net Operating Income. Gross Revenues reserved for such purposes shall be placed in an escrow account or accounts established pursuant to the requirements of any applicable Holder. Interest earned in said account attributable to funds deposited pursuant to this Agreement shall be added to such reserve, thereby reducing the amount required to be placed in the account from Gross Revenues.

                  (b) Notwithstanding the foregoing, upon Lessee's request, Manager shall, as a Deduction, contest the validity or the amount of any such tax or assessment. Lessee agrees to cooperate with Manager and execute any documents or pleadings required for such purpose, provided that Lessee is satisfied that the facts set forth in such documents or pleadings are accurate and that such execution or cooperation does not impose any


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

         unreasonable obligations on Lessee, and Lessee agrees to reimburse Manager as a Deduction for all expenses occasioned to Manager by any such contest, provided that such expenses shall be approved by Lessee prior to the time that they are incurred.

         13.02 DEBT SERVICE; GROUND LEASE PAYMENTS. In the event of a Hotel Mortgage and/or Ground Lease and upon direction of Lessee, Manager shall establish an account (the "PROPERTY SERVICE ACCOUNT") to pay Debt Service and/or Ground Lease Payments in such periodic payments as required by any applicable Holder under any applicable Hotel Mortgage and/or landlord under any Ground Lease. The Property Service Account shall be funded by Landlord under the Lease from funds paid by Landlord to Lessee. In the event sufficient funds are unavailable for the payment of Debt Service and/or Ground Lease Payments from the Property Service Account, then Manager shall notify Lessee in writing of such insufficiency who shall in turn advise the Landlord under the applicable Lease to replenish the Property Service Account to provide funds for payment of Debt Service and/or Ground Lease Payments.

                                  ARTICLE XIV
                                  BANK ACCOUNTS

         All funds made available to Manager by Lessee for operations of the Premises, exclusive of those amounts described in ARTICLE VIII, shall be deposited into a banking checking account or accounts to be established in the name of Lessee (the "OPERATING ACCOUNT"), consistent with the requirements of any Cash Management Agreements, if any. The Operating Account shall be interest bearing when possible. Subject to the limitation of Manager's authority set forth herein, both Manager and Lessee shall be authorized to withdraw funds from said Operating Account, except that Lessee may withdraw funds from said account only if an Event of Default by Manager has occurred under this Agreement or an event has occurred that with the passage of time might be an Event of Default by Manager. Prior to any such withdrawal by Lessee, Lessee shall provide Notice of same to Manager, and Manager shall not be liable to Lessee for any checks written by Manager for operating expenses which are returned due to insufficient funds caused by such Lessee withdrawal. From time to time both Manager and Lessee shall designate signatory parties on such account and shall provide written notice of such designation or change in designation to the other party, and the signatures of such persons shall be formally and expressly recognized by the bank in which such account or accounts are maintained. The bank or banks to be utilized shall be selected and approved by Lessee and Manager. All monies received shall be deposited in, including, but not limited to, Gross Revenues, and expenses paid, including, but not limited to, Deductions, shall be paid from such bank checking account(s) except that Manager shall have the right to maintain payroll and petty cash funds and to make payments therefrom as the same are customary and utilized in the lodging business. Such funds shall not be commingled with Manager's funds. Lessee shall have the right, at its expense, to audit said account or accounts at any reasonable time.

         Manager may establish one or more separate bank accounts for handling payroll costs in the name of Lessee. Such accounts shall be in a bank selected by Manager and approved by Lessee, and shall be handled exclusively by the individuals designated by Manager and approved in writing by Lessee. Funds shall be deposited in the payroll account or accounts from the Operating Account, as needed, in order to meet payroll requirements.


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

         Until otherwise prescribed by Lessee in writing, the Operating Account shall be under the control of Manager, without prejudice, however, to Manager's obligation to account to Lessee as and when provided herein. All receipts and income, including without limitation, Gross Revenues shall be promptly deposited in the Operating Account. Checks or other documents of withdrawal shall be signed only by the individual representatives of Manager approved in writing by Lessee and duly recognized for such purpose by the bank or banks in which the referenced accounts are maintained. Manager shall supply Lessee with fidelity bonds or other insurance insuring the fidelity of authorized signatories to such accounts, unless said bonds or other insurance shall have been placed by Lessee and delivered directly by the bonding or insurance company to Lessee. The cost of such fidelity bonds or other insurance shall be a Deduction, at Lessee's expense, and subject to Lessee's approval. Neither Lessee nor Manager shall be responsible for any losses occasioned by the failure or insolvency of the bank or banks in which the referenced accounts are maintained. Upon expiration or termination of this Agreement and the payment to Manager of all amounts due Manager hereunder upon such expiration or termination, as provided in this Agreement, all remaining amounts in the referenced accounts shall be transferred forthwith to Lessee, or made freely available to Lessee.

         Manager shall not be required to advance funds, and Manager shall not be obligated to incur any liability or obligation for Lessee's account, without assurance that necessary funds for the discharge thereof will be provided by Lessee.

         All reserve accounts established pursuant to this Agreement shall be placed in segregated interest-bearing accounts in the name of Lessee which interest shall be added to such reserve and serve to reduce the amount required to be placed in such reserve account.

                                   ARTICLE XV
                                ACCOUNTING SYSTEM

         15.01 BOOKS AND RECORDS. Manager shall maintain an adequate and separate accounting system in connection with its management and operation of the Premises. The books and records shall be kept in accordance with GAAP and the Uniform System of Accounts (to the extent consistent with GAAP) and shall be maintained at all times either on the Premises, at the principal office of the Manager, or in storage, for at least three (3) years after the Fiscal Year to which the books and records relate. Lessee, the beneficial owners of Lessee, the Landlords (to the extent permitted under the Leases), any Holder (to the extent permitted under the Hotel Mortgage), any Franchisor (to the extent permitted under any applicable Franchise Agreement), or their respective employees or duly authorized agents, shall have the right and privilege of examining and inspecting the books and records at any reasonable time. Upon termination of this Agreement, all such books and records shall be turned over to Lessee so as to insure the orderly continuance of the operation of the Hotels; provided however, that all such books and records thereafter shall be available to Manager at the Hotels at all reasonable times for inspection, audit, examination and copying for a period of three (3) years.

         15.02 MONTHLY FINANCIAL STATEMENTS. Within twenty-five (25) days following each Accounting Period, Manager shall furnish Lessee with respect to each of the Hotels an accrual basis balance sheet on Manager's standard format in reasonable detail, together with a reasonably detailed accrual basis profit and loss statement for the calendar month next preceding


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Ashford TRS Corporation

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

and with a cumulative calendar year accrual basis profit and loss statement to date, including a comparison to the Annual Operating Budget and the Capital Improvements Budget and a statement of cash flows for each monthly and cumulative period for which a profit and loss statement is prepared. Further, from time to time as reasonably requested by Lessee, Manager shall provide a statement of bank account balances, an allocation to reserve accounts, a sources and uses statement, a narrative discussing any of the aforementioned reports and material variances from the Annual Operating Budget and the Capital Improvements Budget, such other reports and financial statements as Lessee may reasonably request and as are customarily provided by managers of similar hotel properties in the area of the Hotels without Manager receiving additional fees to provide same.

         15.03 ANNUAL FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each Fiscal Year, Manager shall furnish to Lessee year-end financial statements for the Hotels (including a balance sheet, income statement and statement of sources and uses of funds) which statements shall be unaudited and shall be prepared in accordance with GAAP and the Uniform System of Accounts (to the extent consistent with GAAP). Lessee will engage an independent national certified public accounting firm with hospitality experience and reasonably acceptable to Lessee to provide audited annual financial statements. Manager shall cooperate in all respects with such accountant in the preparation of such statements, including the delivery of any financial information generated by Manager pursuant to the terms of this Agreement and reasonably required by the Lessee's accountant to prepare such audited financial statements.

                                  ARTICLE XVI
                                PAYMENT BY LESSEE

         16.01 PAYMENT OF BASE MANAGEMENT FEE. On the fifth (5th) day of each month during the term of this Agreement, Manager shall be paid out of the Operating Account, the Base Management Fee for the preceding Accounting Period, as determined from the books and records referred to in ARTICLE XV.

         16.02 DISTRIBUTIONS. Subject to retention of Reasonable Working Capital (including any amounts as required by the Capital Improvement Budget) and retention of such reserves as may be required under any Hotel Mortgage and/or Ground Lease, as applicable, Manager shall deliver to Lessee from the Operating Account, any excess Working Capital for the preceding Accounting Period on the 25th day of the following month, and such amounts of Lessee's money in the possession or under the control of Manager as Lessee shall from time to time request. For purposes of this Article "REASONABLE WORKING CAPITAL" shall mean an amount reasonably determined by Manager at the same time as the monthly financial statements are prepared pursuant to SECTION 15.02 hereof, but in no event to exceed a sum equal to a ratio of current assets to current liabilities of 2:1 (but excluding from such calculation cash restricted or unavailable under any Cash Management Agreement).

         16.03 PAYMENT OPTION. Management Fees shall be paid in cash, except that subject to the requirements of SECTION 5.02.6 and SECTION 28.08 Manager may request, no later than thirty (30) days prior to the payment due date, by Notice to Lessee (such request to be subject to the approval of a majority of the Independent Directors of AHT, in their sole discretion, and to any applicable restrictions of a national securities exchange (including NASDAQ NMS and


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

NASDAQ Small Cap) and to federal and state securities laws), payment of up to one-third (1/3rd) of its Base Management Fee and up to one hundred percent (100%) of its Incentive Fee, in the form of shares of common stock of AHT priced at the "Strike Price," or in the form of stock options priced in accordance with the "Black-Scholes Model" (the "PAYMENT OPTION REQUEST"), as follows:

         A. COMMON STOCK AT "STRIKE PRICE". The number of shares of common stock of AHT to be issued in lieu of the applicable Base Management Fees and/or Incentive Fee as noted in the Payment Option Request (the "DESIGNATED FEES") shall be based upon the "Strike Price" of such common stock determined as follows: The term "STRIKE PRICE" shall be and mean the amount obtained (rounded upward to the next highest cent) by determining the simple average of the daily closing price of the common stock of AHT for the twenty (20) trading days ending on the last trading day of the calendar week immediately preceding the applicable payment due date on the New York Stock Exchange or, if the shares of such common stock are not then being traded on the New York Stock Exchange, then on the principal stock exchange (including without limitation NASDAQ NMS or NASDAQ Small Cap) on which such common stock is then listed or admitted to trading as determined by AHT or, if such common stock is not then so listed or admitted to trading the average of the last reported closing bid and asked prices on such days in the over-the-counter market or, if no such prices are available, the fair market value per share of such common stock, as determined by a majority of the Independent Directors of AHT in their sole discretion. The Strike Price shall not be subject to any adjustment as a result of the issuance of any additional shares of common stock by AHT for any purpose, except for stock splits (whether accomplished by stock dividends or otherwise) or reverse stock splits occurring during the 20 trading days referenced in the calculation of the Strike Price. Upon determination of the Strike Price for such common stock (and provided payment in the form of common stock has been approved by the board of directors of AHT), AHT agrees to issue to Manager the number of shares of common stock in AHT determined by dividing the Designated Fees by the Strike Price per share of common stock, and any balance remaining shall be paid to Manager in cash.

         B. OPTIONS BASED ON BLACK-SCHOLES MODEL. The number of stock options to be issued in lieu of the Designated Fees shall be based upon the "Black-Scholes Model" as follows: The term "BLACK-SCHOLES MODEL" means the Black-Scholes model for valuing the "fair value" of an option calculated based on historical data and calculated probabilities of future stock prices, reasonably applied. Upon determination of the value of an option on the date such options are to be issued, as determined using the Black-Scholes Model (the "BLACK-SCHOLES AMOUNT"), provided payment in the form of options has been approved by the board of directors of AHT, AHT agrees to issue to Manager the number of options for common stock of AHT determined by dividing the Designated Fees by the Black-Scholes Amount per option, and any balance remaining shall be paid to Manager in cash. The "Strike Price" for any option (which must be exercised within ten


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Ashford TRS Corporation

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

                  (10) years of issuance), shall have the meaning of the term "Strike Price" as used in subparagraph A above.

                                  ARTICLE XVII
                           RELATIONSHIP AND AUTHORITY

         Lessee and Manager shall not be construed as partners, joint venturers or as members of a joint enterprise and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Nevertheless, Manager is granted such authority and power as may be reasonably necessary for it to carry out the provisions of this Agreement. This Agreement, either alone or in conjunction with any other documents, shall not be deemed to constitute a lease of any portion of the Premises. Nothing contained herein shall prohibit or restrict Manager or any affiliate of Manager from operating, owning, managing, leasing or constructing any hotel of any nature or description which may in any manner compete with that of the Premises, except as otherwise set forth in the Mutual Exclusivity Agreement; provided that Manager agrees to comply with the conflicts policies of AHT. Except as otherwise expressly provided in this Agreement, (a) all debts and liabilities to third persons incurred by Manager in the course of its operation and management of the Hotels in accordance with the provisions of this Agreement shall be the debts and liabilities of Lessee only, and (b) Manager shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotels as agent for Lessee. Manager may so inform third parties with whom it deals on behalf of Lessee and may take any other reasonable steps to carry out the intent of this paragraph.

                                 ARTICLE XVIII
                     DAMAGE, CONDEMNATION AND FORCE MAJEURE

         18.01 DAMAGE AND REPAIR. If, during the Term hereof, a Hotel is damaged or destroyed by fire, casualty, or other cause, Lessee shall, subject to the requirements of the applicable underlying Lease, repair or replace the damaged or destroyed portion of the Hotel to the same condition as existed previously. In the event the underlying Lease relating to such damaged Hotel is terminated pursuant to the provisions of such Lease, Lessee may terminate this Agreement with respect to such Hotel upon sixty (60) days' Notice from the date of such damage or destruction, in which case this Agreement shall then terminate with respect to such Hotel sixty (60) days from the date of such notice and neither party shall have any further rights, obligations, liabilities or remedies one to the other hereunder with respect to such Hotel, except as otherwise provided in
ARTICLE II (provided that no termination fees shall be payable by Lessee pursuant to ARTICLE II) and SECTION 18.04. If this Agreement remains in effect with respect to such damaged Hotel and the damage does not result in a reduction of Gross Revenues at such Hotel, the Management Fee will be unabated. If however, this Agreement remain in effect with respect to such Hotel, but the damage does result in a reduction of Gross Revenues at such Hotel, Lessee shall be entitled to partial, pro rata abatement with respect to the Management Fee until such time as such Hotel is restored.

         18.02 CONDEMNATION.

         A. In the event all or substantially all of a Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any


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

                  competent authority for any public or quasi-public use or purpose, this Agreement shall terminate with respect to such Hotel, subject to the requirements of the applicable underlying Lease. However, in any event of such termination, Lessee shall give Manager at least fifteen (15) days prior Notice of such termination. In the event of such termination, neither party shall have any further rights, remedies, obligations or liabilities one to the other hereunder with respect to such Hotel except as otherwise provided in ARTICLE II above (provided that no termination fees shall be payable by Lessee pursuant to ARTICLE II).

         B. If a portion of the Premises shall be taken by the events described in SECTION 18.02A or the entire Premises are temporarily affected, the result of either of which is not to make it, in the reasonable business judgment of Lessee, unreasonable to continue to operate the applicable Hotel, subject to the requirements of the applicable underlying Lease, this Agreement shall not terminate with respect to such Hotel. However, so much of any award for any such partial taking or condemnation shall be made available to the extent necessary to render the applicable Premises equivalent to its condition prior to such event and the balance shall be paid to Lessee or the Holder, if required by any Hotel Mortgage covering the Premises.

         18.03 FORCE MAJEURE. If an event of Force Majeure directly involves a Hotel and has a significant adverse effect upon the continued operations of such Hotel, then Lessee shall be entitled to terminate this Agreement with respect to the applicable Hotel by written Notice within sixty (60) days from the date of such Force Majeure, and this Agreement shall then terminate with respect to the applicable Hotel sixty (60) days from such notice, in which event neither Lessee nor Manager shall have any further rights, remedies, obligations or liabilities, one to the other, hereunder, with respect to the applicable Premises except as otherwise provided in ARTICLE II (provided that no termination fees shall be payable by Lessee pursuant to ARTICLE II).

         18.04 LIQUIDATED DAMAGES IF CASUALTY.

         A. CASUALTY OF INITIAL HOTEL. Notwithstanding anything contained in this Agreement to the contrary, if any of the Initial Hotels is damaged due to a casualty as set forth in SECTION
                  18.01 hereof, and Lessee elects, for any reason, not to rebuild the applicable Initial Hotel, Lessee agrees to pay to Manager (provided there does not then exist an Event of Default by Manager under this Agreement, beyond any applicable grace and cure periods), a termination fee as liquidated damages and not as a penalty in an amount as if such Initial Hotel was being sold, as set forth in SECTION 2.03(a)(II) above.

         B. CASUALTY OF A FUTURE HOTEL. Notwithstanding anything contained in this Agreement to the contrary, if any of the Future Hotels is damaged pursuant to a casualty as set forth in SECTION
                  18.01 hereof within the first year of the initial 10-year term for such hotel, and Lessee elects, for any reason, not to rebuild such Future Hotel, Lessee agrees to pay Manager (provided there does not then exist an Event of Default by Manager beyond any applicable cure periods), a termination fee, if any, that would be owed if such hotel were then sold, as set forth in SECTION


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Ashford TRS Corporation

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

                  2.03(a)(i) above. However, if after the first year of the initial 10-year term for a Future Hotel, such hotel is damaged and Lessee elects not to rebuild such hotel even though sufficient casualty proceeds are available to do so, then Lessee will pay to Manager a termination fee (provided there does not then exist an Event of Default by Manager beyond any applicable cure periods), equal to the product obtained by multiplying (i) 65% of the aggregate Base Management Fee and Incentive Fee estimated to be paid Manager budgeted in the Annual Operating Budget applicable to such Future Hotel (but in no event less than the Base Management Fee and Incentive Fee for the preceding full Fiscal Year) by (ii) nine (9).

         Payment of the termination fees set forth in this SECTION 18.04 shall be subject to SECTION 2.03(d) above with respect to liquidated damages.

         18.05 NO LIQUIDATED DAMAGES IF CONDEMNATION OR FORCE MAJEURE. No liquidated damages shall be payable in the event of a condemnation relating to any of the Hotels, provided that Manager shall be entitled to seek recovery from the condemning authority for its loss of contract and this Agreement shall not terminate for that purpose. No liquidated damages shall be payable by Lessee as a result of its termination of this Agreement pursuant to SECTION 18.03 (Force Majeure).

                                  ARTICLE XIX
                             DEFAULT AND TERMINATION

         19.01 EVENTS OF DEFAULT. The following shall constitute events of default (each an "EVENT OF DEFAULT"):

         A. The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Lessee or Manager;

         B. The consent to any involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by Lessee or Manager;

         C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Lessee or Manager as bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree continues unstayed and in effect for any period of ninety (90) days or more;

         D. The appointment of a receiver for all or any substantial portion of the property of Lessee or Manager;

         E. The failure of Lessee or Manager to make any payment required to be made in accordance with the terms of this Agreement within ten (10) days after receipt of


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

                  Notice, specifying said default with reasonable specificity, when such payment is due and payable; or

         F. The failure of Lessee or Manager to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice of said failure; provided, however, if such default cannot be cured within such thirty (30) day period and Lessee or Manager, as the case may be, commences to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended so long as it shall require Lessee or Manager, as the case may be, in the exercise of due diligence to cure such default, it being agreed that no such extension (including the original 30 day cure period) shall be for a period in excess of one hundred twenty (120) days.

         G.       The Manager does not qualify as an Eligible Independent
                  Contractor.

         19.02 CONSEQUENCE OF DEFAULT. Upon the occurrence of any Event of Default, the non-defaulting party may give the defaulting party Notice of intention to terminate this Agreement (after the expiration of any applicable grace or cure period provided in SECTION 19.01), and upon the expiration of thirty (30) days from the date of such notice, this Agreement shall terminate, whereupon the non-defaulting party shall be entitled to pursue all of its rights and remedies, at law or in equity, under this Agreement (including, without limitation, any indemnity obligations which shall survive termination of this Agreement) and any other rights and remedies available under Legal Requirements except as otherwise expressly limited by the terms of ARTICLE II. Notwithstanding the foregoing, in the event that an Event of Default is applicable to one or more of the Hotels but not all of the Hotels, such termination shall only be as to such applicable Hotel(s).

                                   ARTICLE XX
                              WAIVER AND INVALIDITY

         20.01 WAIVER. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         20.02 PARTIAL INVALIDITY. In the event that any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on the Manager or Lessee or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement, in which event it shall be terminated.


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

                                  ARTICLE XXI
                                   ASSIGNMENT

         Subject to the requirements of any Hotel Mortgage, Franchise Agreement, Ground Lease or any of the Leases, neither party shall assign or transfer (by operation of law or otherwise) or permit the assignment or transfer of this Agreement without the prior written consent of the other (which may be withheld in its sole discretion) and any such prohibited assignment or transfer shall be null and void; provided, however, that Manager shall have the right, without such consent, to assign its interest in this Agreement to any "Manager Affiliate Entity", provided such Manager Affiliate Entity qualifies as an Eligible Independent Contractor as of the date of such transfer. The term "MANAGER AFFILIATE ENTITY" shall mean any entity controlled directly or indirectly by (i) Archie Bennett, Jr. and/or Monty Bennett, (ii) family partnerships or trusts (the sole members or beneficiaries of which are at all times lineal descendants of Archie Bennett, Jr. or Monty Bennett (including step-children) and spouses of any of the foregoing), or (iii) by lineal descendants of Archie Bennett, Jr. or Monty Bennett (including step-children) and spouses of any of the foregoing. For purposes hereof, "controlled" shall mean (i) the possession, directly or indirectly of a majority of the voting power and capital stock or ownership interest of such entity, or (ii) the power to direct or cause the direction of the management and policies of such entity in the capacity of chief executive officer, president, chairman, or other similar capacity where they are actively engaged and/or involved in providing such direction or control and spend a substantial amount of time managing such entity. Any such permitted assignee shall be deemed to be the Manager for purposes of this Agreement provided such assignee assumes all of Manager's future obligations under this Agreement pursuant to an assumption agreement reasonably acceptable to Lessee. Any and all such assignments, however, shall at all times be subject to the prior right, title and interest of Lessee with respect to the Premises. An assignment by Manager or any permitted assignee of its interest in this Agreement, shall not relieve Manager or any such permitted assignee, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their permitted successors and assigns. For purposes of this ARTICLE XXI any change in the ownership of the Manager or other event that would cause the Manager to fail to be a Manager Affiliate Entity shall be deemed to be a transfer of this Agreement, prohibited by this ARTICLE XXI unless first consented to in writing by Lessee.

                                  ARTICLE XXII
                                     NOTICES

         All notices, demands, elections, or other communications that any party this Agreement may desire or be required to be given hereunder shall be in writing and shall be given by hand, by depositing the same in the United States mail, first class, postage prepaid, certified mail, return receipt requested, or by a recognized overnight courier service providing confirmation of delivery, to the addresses set forth below, or at such address as may be designated by the addressee upon written notice to the other party, (herein called "NOTICE").


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

                To Lessee:          Ashford TRS Corporation
                                    14180 Dallas Parkway, Suite 700
                                    Dallas, Texas 75254
                                    Attn:  Chief Financial Officer
                                    Fax: (972) 490-9605

                With a copy to:     Ashford  Hospitality Limited Partnership
                                    14180 Dallas Parkway, Suite 700
                                    Dallas, Texas 75254
                                    Attn:  General Counsel
                                    Fax: (972) 490-9605

                To Manager:         Remington Lodging & Hospitality L.P.
                                    14180 Dallas Parkway, Suite 900
                                    Dallas, Texas  75240
                                    Attn:  Monty Bennett
                                    Fax: (972) 980-2705

                With a copy to:     Remington Lodging & Hospitality L.P.
                                    14180 Dallas Parkway, Suite 700
                                    Dallas, Texas  75240
                                    Attn:  Legal Department
                                    Fax: (972) 490-9605

                To the Landlords:   c/o Ashford  Hospitality Limited Partnership
                                    14180 Dallas Parkway, Suite 700
                                    Dallas, Texas 75254
                                    Attn:  General Counsel
                                    Fax: (972) 490-9605

         All notices given pursuant to this ARTICLE XXII shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date that delivery was refused by the addressee, or (ii) if delivered by certified mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

                                 ARTICLE XXIII
                         SUBORDINATION; NON-DISTURBANCE

         23.01 SUBORDINATION. This Agreement shall be subject and subordinate to any Hotel Mortgage and Lease, and Manager agrees to enter into a lender-manager or landlord-manager (as applicable) agreement with respect to each Hotel, which agreement shall contain reasonable provisions, including, without limitation, Manager's acknowledgment that its real estate interest in and to the applicable Hotel, if any, created by this Agreement is subject and subordinate to the applicable Hotel Mortgage or Lease, including providing any purchaser of such Hotel at a foreclosure sale or deed-in-lieu of foreclosure, including the Holder, with the right to terminate this Agreement with respect to the applicable Hotel; provided, however, in no event will


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

Manager agree to subordinate or waive its right to receive fees, reimbursements or indemnification payments under this Agreement arising prior to termination (but (a) if this Agreement is terminated by the Holder or such purchaser or Landlord (or its assignee) with respect to such Hotel, Manager shall not look to the Holder for payment of such fees, reimbursements or indemnification payments and Manager's right to receive such fees, reimbursements or indemnification payments shall be subordinated to the Holder's rights and (b) if this Agreement is not terminated by the Holder or such purchaser with respect to such Hotel, then such fees, reimbursements or indemnification payments shall be payable by the Holder or such purchaser). Notwithstanding the foregoing, Manager shall in no event be obligated to perform its duties hereunder without payment and/or reasonable assurance of payment of such fees, reimbursements or indemnification payments.

         23.02 NON-DISTURBANCE AGREEMENT. Notwithstanding SECTION 23.01, Lessee agrees that, prior to obtaining any Hotel Mortgage or executing any Lease, Lessee will use its commercially reasonable efforts to obtain from each prospective Holder or Landlord (as applicable), a Non-Disturbance Agreement pursuant to which Manager's rights under this Agreement will not be disturbed as a result of a default stemming from non-monetary factors which (i) relate to Lessee and do not relate solely to the applicable Hotel, and (ii) are not defaults by Manager under SECTION 19.01 of this Agreement. If Lessee desires to obtain a Hotel Mortgage or to execute a Lease, Manager, on written request from Lessee, shall promptly identify those provisions in the proposed Hotel Mortgage or Lease documents which fall within the categories described in clauses (i) and
(ii) above, and Manager shall otherwise assist in expediting the preparation of an agreement between the prospective Holder and/or Landlord and Manager which will implement the provisions of this SECTION 23.02.

                                  ARTICLE XXIV
                    PROPRIETARY MARKS; INTELLECTUAL PROPERTY

         24.01 PROPRIETARY MARKS. During the Term of this Agreement, the name "Remington," whether used alone or in connection with other another word(s), and all proprietary marks (being all present and future trademarks, trade names, symbols, logos, insignia, service marks, and the like) of Manager or any one of its Manager Affiliate Entities, whether or not registered ("PROPRIETARY MARKS") shall in all events remain the exclusive property of Manager and its Manager Affiliate Entities. Lessee shall have no right to use any Proprietary Mark, except during the term of this Agreement to have signage installed using any Proprietary Mark in conformance with the specifications provided by Manager. Upon Termination, any use of a Proprietary Mark by Lessee under this Agreement shall immediately cease. Upon Termination, Manager shall have the option to purchase, at their then book value, any items of the applicable Hotel's Inventories and Fixed Asset Supplies as may be marked with a Proprietary Mark. In the event Manager does not exercise such option, Lessee agrees that it will use any such items not so purchased exclusively in connection with Hotels until they are consumed.

         24.02 COMPUTER SOFTWARE AND EQUIPMENT. All "SOFTWARE" (meaning all computer software and accompanying documentation, other than software which is commercially available, which are used by Manager in connection with the property management system, any reservation system and all future electronic systems developed by Manager for use in the Hotels)



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

is and shall remain the exclusive property of Manager or any one of its Manager Affiliate Entities (or the licensor of such Software, as the case may be), and Lessee shall have no right to use, or to copy, any Software. Upon Termination, Manager shall have the right to remove from the Hotels, without compensation to Lessee, all Software, and any computer equipment which is utilized as part of a centralized property management system or is otherwise considered proprietary by Manager, excepting any software which is owned by the applicable Franchisor; provided that Manager shall cooperate with Lessee in the transition of the centralized management system to the new manager, including in the change of any Software and computer equipment. If any of such computer equipment is owned by Lessee, Manager shall reimburse Lessee for previous expenditures made by Lessee for the purchase of such equipment, subject to a reasonable allowance for depreciation.

         24.03 INTELLECTUAL PROPERTY. All "INTELLECTUAL PROPERTY" (meaning all Software and manuals, brochures and directives issued by Manager to its employees at the Hotel regarding procedures and techniques to be used in operating the Hotel) shall at all times be proprietary to Manager or its Affiliates, and shall be the exclusive property of Manager or its Affiliates. Upon Termination, all Intellectual Property shall be removed from the Hotels by Manager, without compensation to Lessee.

         24.04 BOOKS AND RECORDS. All Books and Records maintained with respect to the Hotels, including guest records but excluding employee records, shall be the sole property of Lessee but may be used by the Manager during the Term in connection with its management and operation of the Hotels.

                                  ARTICLE XXV
                                 INDEMNIFICATION

         25.01 MANAGER INDEMNITY. Manager shall indemnify and hold Lessee (and Lessee's agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) which are not covered by insurance proceeds that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or gross negligence of Manager; provided, however, that the act or omission of any employee of Manager who is not an Executive Employee, which act or omission is willful or constitutes fraud or gross negligence on the part of such employee, shall not constitute fraud, gross negligence or willful misconduct on the part of Manager unless Manager's home office or regional staff, or an Executive Employee, acted with gross negligence in employing, training, supervising or continuing the employment of such employee; (b) the infringement of any of Manager's intellectual property rights (including trademarks, software, etc.) on the intellectual property rights of any third party; (c) any Excluded Employee Claims; (d) knowing or reckless placing, discharge, leakage, use or storage, of hazardous materials on the Premises or in the Hotels by Manager during the Term of this Agreement as set forth in SECTION 28.09C; or (e) the breach by Manager of any provision of this Agreement, including, without limitation, any action taken by Manager which is beyond the scope of Manager's authority under this Agreement, which is not cured within any applicable notice and cure periods. Lessee shall promptly provide Manager with written notice of any claim or suit brought against it by a third party which might result in such indemnification.


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         25.02 LESSEE INDEMNITY. Except with respect to matters for which
Manager is obligated to provide indemnification pursuant to SECTION 25.01, and except with respect to matters that constitute a breach of any of the representations, warranties or agreements made by any of the grantors pursuant to the Omnibus Option Agreement dated May 15, 2003, among the Partnership and the grantors named therein or pursuant to any of the closing documents or other instruments, certificates or agreements delivered in connection therewith, provided that such representations, warranties or agreements are then surviving pursuant to the terms of said Omnibus Option Agreement. Lessee shall indemnify and hold Manager (and Manager's agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) which are not covered by insurance proceeds and that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance of Manager's services under this Agreement; (b) the condition or use of the Hotels, to the fullest extent permitted by law, including without limitation, any injury to person(s) or damage to property or business by reason of any cause whatsoever in or about the Hotels; (c) any Employee Related Termination Costs, including any liability to which Manager is subjected pursuant to the WARN Act in connection with the termination of this Agreement, provided that Manager has provided notices in the form (other than any reference to the time period) required by the WARN Act within five (5) business days of Manager's receipt of a notice of the termination of this Agreement (excluding any termination of this Agreement which results from the commission of any theft, embezzlement or other criminal misappropriation of funds of the Hotels or from the Lessee or any fraud or felony by any Executive Employee that relates to or materially affects the operation or reputation of the Hotels); (d) the Employee Costs and Expenses as set forth in ARTICLE IX herein above; or (e) any Employee Claims, but excluding any Excluded Employee Claims. Manager shall promptly provide Lessee with written Notice of any claim or suit brought against it by a third party which might result in such indemnification. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY MANAGER (i) AGAINST THE CONSEQUENCES OF ITS OWN NEGLIGENCE OR FAULT WHEN MANAGER IS SOLELY NEGLIGENT OR CONTRIBUTORILY, PARTIALLY, JOINTLY, COMPARATIVELY OR CONCURRENTLY NEGLIGENT WITH LESSEE OR ANY OTHER PERSON (BUT IS NOT GROSSLY NEGLIGENT, HAS NOT COMMITTED AN INTENTIONAL ACT OR MADE INTENTIONAL OMISSION) AND (II) AGAINST ANY LIABILITY OF MANAGER BASED ON ANY APPLICABLE DOCTRINE OF STRICT LIABILITY.

         25.03 INDEMNIFICATION PROCEDURE. Any party obligated to indemnify the other party under this Agreement (the "INDEMNIFYING PARTY") shall have the right, by Notice to the other party, to assume the defense of any claim with respect to which the other party is entitled to indemnification hereunder. If the Indemnifying Party gives such notice, (i) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the other party, such approval not to be unreasonably withheld or delayed (provided, however, that the other party's approval shall not be required with respect to counsel designated by the Indemnifying Party's insurer); (ii) so long as the Indemnifying Party is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to control said defense and shall not be required to pay the fees or disbursements of any counsel engaged by the other party for services rendered after the Indemnifying Party has given the Notice provided for above to the other party,


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except if there is a conflict of interest between the parties with respect to such claim or defense; and (iii) the Indemnifying Party shall have the right, without the consent of the other party, to settle such claim, but only provided that such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the other party is unconditionally released from all liability in respect of such claim. The other party shall have the right to participate in the defense of such claim being defended by the Indemnifying Party at the expense of the other party, but the Indemnifying Party shall have the right to control such defense (other than in the event of a conflict of interest between the parties with respect to such claim or defense). In no event shall (i) the other party settle any claim without the consent of the Indemnifying Party so long as the Indemnifying Party is conducting the defense thereof in accordance with this Agreement; or (ii) if a claim is covered by the Indemnifying Party's liability insurance, take or omit to take any action which would cause the insurer not to defend such claim or to disclaim liability in respect thereof.

         25.04 SURVIVAL. The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Term.

         25.05 NO SUCCESSOR LIABILITY. Notwithstanding anything herein to the contrary, Manager shall not be liable as a successor employer or entity for any actions Manager's predecessors may have taken in the employer-employee relationship with Manager's current or former employees or employees of Manager's agents before the commencement of the term.

                                  ARTICLE XXVI
                                  FUTURE HOTELS

         Lessee acknowledges and agrees that any motel and/or hotel properties leased by Lessee from any Affiliates of the Partnership (including the Landlords) from and after the Effective Date ("FUTURE HOTELS"), may at the election of the parties to the Mutual Exclusivity Agreement either be subject to the terms and provisions of this Agreement effective upon execution of an amendment to this Agreement (the "AMENDMENT") in the form of EXHIBIT "E" attached hereto, or pursuant to a management agreement in form and substance substantially similar to the terms of this Agreement with either Manager or an Affiliate of Manager (provided said Affiliate constitutes an Eligible Independent Contractor); provided that there does not then exist an uncured Event of Default by Manager under this Agreement and the independent director approval requirements under the Mutual Exclusivity Agreement have been satisfied. Upon execution of such Amendment (as set forth therein), EXHIBIT "A" (Hotel Information), EXHIBIT "B" (Description of Leases), EXHIBIT "B-1" (Legal Descriptions for Sites), EXHIBIT "C" (Description of Franchise Agreements and Franchisors), EXHIBIT "D" (Annual Operating Budget) to this Agreement shall be amended to add the applicable information required by this Agreement with respect to the Future Hotel(s) subject of the Amendment. Effective upon execution of said Amendment, all terms and conditions of this Agreement shall be deemed amended to include and apply to such Future Hotel(s).


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

                                 ARTICLE XXVII
                               GOVERNING LAW VENUE

         THIS AGREEMENT AND ITS INTERPRETATION, VALIDITY AND PERFORMANCE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. IN THE EVENT ANY COURT OF LAW OF APPROPRIATE JUDICIAL AUTHORITY SHALL HOLD OR DECLARE THAT THE LAW OF ANOTHER JURISDICTION IS APPLICABLE, THIS AGREEMENT SHALL REMAIN ENFORCEABLE UNDER THE LAWS OF THE APPROPRIATE JURISDICTION. THE PARTIES HERETO AGREE THAT VENUE FOR ANY ACTION IN CONNECTION HEREWITH SHALL BE PROPER IN DALLAS COUNTY, TEXAS. EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT SITUATED IN ANY OF SUCH LOCATIONS AND WAIVES ANY OBJECTION WHICH IT MAY HAVE PERTAINING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

                                 ARTICLE XXVIII
                                  MISCELLANEOUS

         28.01 RIGHTS TO MAKE AGREEMENT. Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         28.02 AGENCY. Manager's limited agency established by this Agreement is coupled with an interest and may not be terminated by Lessee until the expiration of the Term of this Agreement except as otherwise provided in this Agreement.

         28.03 FAILURE TO PERFORM. If Manager or Lessee at any time fails to make any payments as specified or required hereunder or fails to perform any other act required on its part to be made or performed hereunder without limitation, then the other party after thirty (30) days' written notice to the defaulting party may (but shall not be obligated to) pay any such delinquent amount or perform any such other act on the defaulting party's part. Any sums thus paid and all costs and expenses incurred in connection with the making of such payment or the proper performance of any such act, together with interest thereon at the lesser of (i) the interest rate allowed by the applicable usury laws or (ii) at the Prime Rate plus three percent (3%), from the date that such payment is made or such costs and expenses incurred, shall constitute a liquidated amount to be paid by the defaulting party under this Agreement to the other party on demand. For the purposes of this SECTION 28.03, the term "PRIME RATE" shall mean the "prime rate" as published in the "Money Rates" section of The Wall Street Journal; however, if such rate is, at any time during the Term of this Agreement, no longer so published, the term "Prime Rate" shall mean the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate".


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         28.04 HEADINGS. Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

         28.05 ATTORNEYS' FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         28.06 ENTIRE AGREEMENT. This Agreement, together with other writings signed by the parties expressly stated to be supplementary hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         28.07 CONSENTS. Whenever the consent or approval of Lessee is required under the terms of this Agreement, unless otherwise stated to the contrary, such consent or approval may be granted or withheld by Lessee in its reasonable discretion.

         28.08 ELIGIBLE INDEPENDENT CONTRACTOR. During the Term of this Agreement, Manager shall at all times qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Code ("ELIGIBLE INDEPENDENT Contractor"). To that end, during the Term of this Agreement, Manager agrees that:

                  (a) Manager shall not conduct wagering activities at any of the Hotels;

                  (b) Manager shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than thirty-five percent (35%) of the outstanding stock of AHT;

                  (c) no more than thirty-five percent (35%) of the Manager's partnership interest (in its assets or net profits) shall be owned (within the meaning of Section 856(d)(5) of the Code), directly or indirectly, by one or more persons owning thirty-five percent (35%) (within the meaning of Section 856(d)(5) of the Code) or more of the outstanding stock of AHT;

                  (d) neither AHT, the Partnership, the Landlords, nor the Lessee, shall derive any income from the Manager or any of its subsidiaries; and

                  (e) Manager (or a person who is a "related person" within the meaning of Section 856(d)(9)(F) of the Code (a "RELATED PERSON") with respect to Manager) shall be actively engaged in the trade or business of operating "qualified lodging facilities" within the meaning of
         Section 856(d)(9)(D) of the Code (defined below) for one or more persons who are not Related Persons with respect to AHT or Lessee ("UNRELATED PERSONS"). For purposes of determining whether the requirement of this paragraph (e) has been met, Manager shall be treated as being "actively engaged" in such a trade or business if Manager (i) derives at least 10% of both its profits and revenue from


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

         operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for Unrelated Persons or (ii) complies with any regulations or other administrative guidance under Section 856(d)(9) of the Code that provide a "safe harbor" rule with respect to the hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code section.

                  A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "Lodging Facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is fully authorized to engage in such business at or in connection with such facility. A "LODGING FACILITY" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as party of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to AHT.

         28.09 ENVIRONMENTAL MATTERS.

         A. For purposes of this SECTION 28.09, "hazardous materials" means any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," "petroleum," "pollutant," "contaminant," or "asbestos," as such terms are defined in any applicable environmental law, in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under any applicable environmental law, or which may present a significant risk of harm to guests, invitees or employees of the Hotels.

         B. Regardless of whether or not a given hazardous material is permitted on the Premises under applicable environmental law, Manager shall only bring on the Premises such hazardous materials as are needed in the normal course of business of the Hotels.

         C. In the event of the discovery of hazardous materials (as such term may be defined in any applicable environmental law) on the Premises or in the Hotels during the Term of this Agreement, Lessee shall promptly remove, if required by applicable environmental law, such hazardous materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all environmental laws (except to the extent knowingly or recklessly caused by Manager during the Term of this Agreement, whereupon the responsibility to promptly remove and/or remedy the environmental problem shall be that of Manager and at Manager's sole cost and expense). All costs and expenses of the compliance with all environmental laws shall be paid by Lessee from its own funds (except to the extent knowingly or recklessly caused by Manager during the Term of this Agreement as set forth herein above).

         28.10 EQUITY AND DEBT OFFERINGS. Neither Lessee nor Manager (as an "ISSUING PARTY") shall make reference to the other party (the "NON-ISSUING PARTY") or any of its Affiliates


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

in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively, referred to as the "PROSPECTUS"), issued by the issuing party, unless the non-issuing party has received a copy of all such references. In no event will the non-issuing party be deemed a sponsor of the offering described in any such Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. The issuing party shall be entitled to include in the Prospectus an accurate summary of this Agreement but shall not include any proprietary mark of the non-issuing party without prior written consent of the non-issuing party. The issuing party shall indemnify, defend and hold the non-issuing party and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation), arising out of any Prospectus or the offering described therein, except for any such losses, costs, liability and damage arising from material misstatements or omissions in a Prospectus based on information provided in writing by the non-issuing party expressly for inclusion in the Prospectus.

         28.11 ESTOPPEL CERTIFICATES. Lessee and Manager will, at any time and from time to time within fifteen (15) days of the request of the other party or a Holder, or a Franchisor (if so permitted under the applicable Franchise Agreement), or a Landlord (if so permitted under the applicable Lease), execute, acknowledge, and deliver to the other party and such Holder, Franchisor or Landlord, as applicable, a certificate certifying:

         A. That the Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating such modifications);

         B. The dates, if any, to which the distributions of excess Working Capital have been paid;

         C. Whether there are any existing Event(s) of Default or events which, with the passage of time, would become an Event of Default, by the other party to the knowledge of the party making such certification, and specifying the nature of such Event(s) of Default or defaults or events which, with the passage of time, would become an Event of Default, if any; and

         D.       Such other matters as may be reasonably requested.

         Any such certificates may be relied upon by any party to whom the certificate is directed.

         28.12 CONFIDENTIALITY. The Manager shall keep confidential all non-public information obtained in connection with the services rendered under this Agreement and shall not disclose any such information or use any such information except in furtherance of its duties under this Agreement and as may be required by any of its lenders or owners (provided said lenders and/or owners, as applicable agree prior to disclosure to keep such information confidential as set forth in this subparagraph 28.12), or as may be required by applicable Legal Requirements or court order, or as may be required under any Franchise Agreement, Hotel Mortgage, Lease or Ground Lease.


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

         28.13 MODIFICATION. Any amendment, supplement or modification of this Agreement must be in writing signed by both parties hereto.

         28.14 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which is an original and all of which collectively constitute one instrument.

                           [SIGNATURE PAGES TO FOLLOW]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the Effective Date.

                                     LESSEE:

                                     ASHFORD TRS CORPORATION, a Delaware
                                     corporation


                                     By:
                                        ----------------------------------------
                                        David J. Kimichik
                                        President


                                     MANAGER:

                                     REMINGTON LODGING & HOSPITALITY, L.P., a
                                     Delaware limited partnership

                                     By: Remington Lodging & Hospitality, LLC,
                                         a Delaware limited liability company,
                                         its General Partner


                                         By:
                                            ------------------------------------
                                            Monty Bennett
                                            President


AGREED TO AND ACCEPTED
FOR THE LIMITED PURPOSES
OF ARTICLE VIII SET FORTH
HEREIN:


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

ASHFORD DALLAS LP, a
Delaware limited partnership

By:      Ashford Properties General
         Partner LLC, a Delaware
         limited liability company


         By:
            -----------------------------------------
                  David A. Brooks
                  Vice President


ASHFORD AUSTIN LP, a
Delaware limited partnership

By:      Ashford Properties General
         Partner LLC, a Delaware
         limited liability company


         By:
            -----------------------------------------
                  David A. Brooks
                  Vice President


ASHFORD LAS VEGAS LP, a
Delaware limited partnership

By:      Ashford Properties General
         Partner LLC, a Delaware
         limited liability company


         By:
            -----------------------------------------
                  David A. Brooks
                  Vice President


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


ASHFORD DULLES LP, a
Delaware limited partnership

By:      Ashford Properties General
         Partner LLC, a Delaware
         limited liability company


         By:
            -----------------------------------------
                  David A. Brooks
                  Vice President


ASHFORD COVINGTON LP, a
Delaware limited partnership

By:      Ashford Properties General
         Partner LLC, a Delaware
         limited liability company


         By:
            -----------------------------------------
                  David A. Brooks
                  Vice President


ASHFORD HOLTSVILLE LP, a
Delaware limited partnership

By:      Ashford Properties General
         Partner LLC, a Delaware
         limited liability company


         By:
            -----------------------------------------
                  David A. Brooks
                  Vice President


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

LIST OF EXHIBITS

Exhibit "A" - Hotel Information

Exhibit "B" - Description of Leases

Exhibit "B-1" - Legal Descriptions for Sites

Exhibit "C" - Description of Franchise Agreements and Franchisors

Exhibit "D" - Annual Operating Budget

Exhibit "E" - Form of Amendment to Hotel Master Management Agreement



LIST OF SCHEDULES

Schedule 1 - Competitive Set of Hotels


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